Exhibit 4.11

CLIFFORD CHANCE 高 偉 紳 律 師 行

Execution Version

SENIOR FACILITY AGREEMENT

US$240,000,000

SENIOR 364-DAY TERM LOAN FACILITY

dated 11 March 2020

for

WANDA SPORTS GROUP COMPANY LIMITED

萬達體育集團有限公司

as Borrower

WANDA SPORTS HOLDINGS (USA) INC.

as Target

arranged by

CREDIT SUISSE AG, SINGAPORE BRANCH

as Arranger

with

CREDIT SUISSE AG, SINGAPORE BRANCH

acting as Facility Agent

and

CREDIT SUISSE AG, SINGAPORE BRANCH

acting as Security Agent

Schedule

1.	The Original Lender		130
2.	Conditions Precedent		131
3.	Utilisation Request		134
4.	Form of Transfer Certificate		135
5.	Form of Assignment Agreement		137
6.	Form of Compliance Certificate		140
7.	Form of Increase Confirmation		141
8.	Forms of Notifiable Debt Purchase Transaction Notice		143
	Part 1	Form of Notice of Notifiable Debt Purchase Transaction	143
	Part 2	Form of Notice of Termination of Notifiable Debt Purchase Transaction	144
9.	Timetables		145
10.	Approved Lenders		146
	Part 1	Approved Lenders – Banks	146
	Part 2	Approved Lenders – Funds	148

Signatories			151

THIS AGREEMENT is dated 11 March 2020 and made

BETWEEN:

(1)

WANDA SPORTS GROUP COMPANY LIMITED 萬達體育集團有限公司, a limited liability company incorporated in Hong Kong with company number 2771009 its registered office at Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (the “Borrower”);

(2)	WANDA SPORTS HOLDINGS (USA) INC., a company incorporated in Delaware with registration number 5806976 (the “Target”);

(3)	CREDIT SUISSE AG, SINGAPORE BRANCH, incorporated in Switzerland with limited liability, as mandated lead arranger and bookrunner (the “Arranger”);

(4)	THE FINANCIAL INSTITUTION listed in Schedule 1 (The Original Lender) as lender (the “Original Lender”);

(5)	CREDIT SUISSE AG, SINGAPORE BRANCH, incorporated in Switzerland with limited liability, as facility agent of the other Finance Parties (in this capacity, the “Facility Agent”); and

(6)	CREDIT SUISSE AG, SINGAPORE BRANCH, incorporated in Switzerland with limited liability, as security agent and trustee for the Secured Parties (in this capacity, the “Security Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Adjusted Leverage Ratio” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Administrative Party” means an Agent or the Arranger.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent” means the Facility Agent or the Security Agent.

“Anti-Corruption Laws” means, without limitation, the United Kingdom Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977, the USA Patriot Act and other similar legislation in other jurisdictions.

“Anti-Money Laundering Laws” has the meaning given to that term in Clause 18.23 (Anti-money laundering).

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Approved Lender List” means the persons referred to in Schedule 10 (Approved Lenders).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Facility Agent.

“Assignment of SPA” means the assignment or pledge of all of the Disposing Entity’s rights and interests under the SPA to be entered into by the Disposing Entity in favour of the Security Agent (in form and substance satisfactory to the Security Agent (acting reasonably)).

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Automatic Acceleration Event” has the meaning given to that term in Clause 22.14 (Acceleration).

“Availability Period” means:

(a)	in relation to Tranche A, the period from and including the date of this Agreement to and including the date falling one Month after the date of this Agreement; and

(b)

in relation to Tranche B, the period from and including the date on which the Facility Agent notifies the Borrower that the conditions specified in paragraph (b) of Clause 4.1 (Initial conditions precedent) are satisfied, to and including the date falling three Months thereafter (or, if earlier, the 7th Interest Payment Date for the Tranche A Loan).

“Bankruptcy Credit Event” has the meaning given in either the 2003 ISDA Credit Derivatives Definitions or the 2014 ISDA Credit Derivatives Definitions.

“Borrower Group” means the Borrower and its Subsidiaries from time to time, including each VIE Entity.

“Borrowings” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or that Unpaid Sum, had the principal amount or that Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of that Loan or that Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Beijing, Singapore and (in relation to any date for payment or purchase of US dollars) New York.

“Change of Control Event” means:

(a)	Mr. Wang Jianlin and his family members (taken together) cease to be, directly or indirectly, the single largest beneficial shareholder of the Parent;

(b)

the Parent ceases to beneficially own (directly or indirectly) 100% of the issued share capital of any of Wanda Sports & Media and Infront International, or ceases to control any of Wanda Sports & Media and Infront International; or

(c)	the Parent ceases to beneficially own (directly or indirectly) 60% of the issued share capital of the Borrower, or ceases to control the Borrower.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“CoC Lender Election Notice” has the meaning given in Clause 7.2 (Change of control).

“CoC Notice” has the meaning given in Clause 7.2 (Change of control).

“Code” means the US Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

“Commitment” means a Tranche A Commitment or a Tranche B Commitment.

“Competitor” means any person or entity (other than the Parent or its Affiliate) principally engaged in the business of sports events, media and marketing, and each Affiliate of such person or entity engaged in such activities.

“Compliance Certificate” means a certificate delivered pursuant to Clause 19.2 (Compliance Certificate) and signed by one director of the Borrower substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to any Obligor, the Group, any Holding Company of the Borrower that is also a Subsidiary of the Parent, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group, any Obligor, any Holding Company of the Borrower that is also a Subsidiary of the Parent or any of their advisers; or

(b)

another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group, any Obligor, any Holding Company of the Borrower that is also a Subsidiary of the Parent or any of their advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 26 (Disclosure of Information);

(ii)

is identified in writing at the time of delivery as non-confidential by any member of the Group, any Obligor, any Holding Company of the Borrower that is also a Subsidiary of the Parent or any of their advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group, the Obligors or any Holding Company of the Borrower that is also a Subsidiary of the Parent and which, in each case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Facility Agent.

“Conflicted Lender” means any Lender, where such Lender or any of its Affiliates is or, in respect of the Finance Documents only, is acting on behalf of (including in its capacity as the grantor of a Voting Participation or any other agreement pursuant to which any voting rights of any Lender may pass to or be controlled or exercised by or at the direction of):

(a)	a Competitor; or

(b)	an investor or equity holder that has Control over a Competitor,

in each case whilst such person is a Lender (whether such arrangement was entered into before, upon or after such person became a Lender) and including where a Lender or its Affiliate notifies the Facility Agent that it is such (in a Transfer Certificate or otherwise) and where it has been notified as such to the Facility Agent by the Borrower (acting reasonably and in good faith), provided that a Lender or its Affiliate will not be deemed to be a Conflicted Lender solely by virtue of that Lender or its Affiliate:

(i)

(without limiting the further proviso below) being the Original Lender (or an assignee or transferee of the Original Lender following primary syndication), provided that it does not enter into any Voting Participation with any person set out in paragraphs (a) or (b) above on or after the date of this Agreement;

(ii)

dealing in shares in or securities of a Competitor, where the relevant teams and employees of that Lender or its Affiliate engaged in such dealings operate on the public side of an information barrier;

(iii)	becoming an investor or equity holder in a Competitor as a consequence of a debt-for-equity swap in, or enforcement of security over shares of, that Competitor;

(iv)	being an investor or equity holder in a Competitor through a separately managed private equity investment fund owned or managed by that Lender or its Affiliate;

(v)	engaging in any merger and acquisition or other advisory activity in relation to or on behalf of a Competitor; or

(vi)

being the provider of any Financial Indebtedness (including any lender) to, or counterparty under any Treasury Transaction to, or the grantor of any Participation (other than a Voting Participation) to or with any person referred to in paragraph (a) or (b) above, and provided further that a Lender will be deemed not to be a Conflicted Lender in respect of its Own Account Commitment (as defined in Clause 39.5 (Disenfranchisement of Conflicted Lenders, Distressed Investors and Non-Responding Lenders)) if it is a financial institution subject to regulation or supervision by the Hong Kong Monetary Authority, the Monetary Authority of Singapore, the Financial Services Agency of Japan, the United Kingdom Financial Services Authority, the Bank of England, the European Central Bank, the Board of Governors of the Federal Reserve of the United States, the Swiss Financial Market Supervisory Authority and/or any equivalent governmental authority regulating financial services in a jurisdiction or any successor or replacement governmental authority with equivalent principal functions from time to time or an Affiliate of such a financial institution.

For the purposes of this definition of “Conflicted Lender”, a person having “Control” over a

Competitor means:

(A)

such person holding more than 50 per cent. of the issued share capital of or equity interest in (or more than 50 per cent. of the issued voting share capital of or voting equity interest in) such Competitor;

(B)

such person having the right to determine the composition of a majority of the board of directors or equivalent body of such Competitor or having the power to manage or direct such Competitor whether through ownership of share capital or equity interest, by contract or otherwise; or

(C)	such person being in a position where it is able to exercise decisive influence over such Competitor,

and, for the purposes of paragraph (C) above, “decisive influence” over a Competitor will be deemed to be established where such person possesses direct or indirect consent rights or negative veto rights over the strategic business behaviour (including decisions related to budgets, business plans, major investments or the appointment of senior management) of that Competitor, including any such rights through ownership of share capital or equity interest, by contract or otherwise, provided that the mere possession or exercise of voting rights by such person (at general meetings of such Competitor) as a holder of share capital or equity interest in such Competitor, which voting rights are proportionate to the proportion born by the voting share capital or equity interest in that Competitor held by such person to the aggregate voting share capital or equity interest in that Competitor, shall not in itself constitute “decisive influence” for such purposes unless the voting rights exercisable by or at the direction of such person (together with any person(s) acting in concert with it) (1) constitute a majority of the aggregate voting rights of holders of share capital or equity interest in such Competitor that are capable of being exercised or (2) can (without aggregation with any voting rights of any other person) directly or indirectly control or veto any decisions with respect to the strategic business behaviour (including decisions related to budgets, business plans, major investments or the appointment of senior management) of that Competitor.

“Consolidated Net Income” means, for any period, the aggregate net income of the Borrower and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):

(a)

the net income (or loss) of any person that is accounted for by the equity method of accounting except that, subject to the exclusion contained in paragraph (e) below, the Borrower’s equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Borrower or another member of the Borrower Group as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another member of the Borrower Group, to the limitations contained in paragraph (c) below);

(b)

the net income (or loss) of any person accrued prior to the date it becomes a member of the Borrower Group or is merged into or consolidated with the Borrower or any other member of the Borrower Group or all or substantially all of the property and assets of such person are acquired by the Borrower or any other member of the Borrower Group;

(c)

the net income (but not loss) of any member of the Borrower Group to the extent that the declaration or payment of dividends or similar distributions by such member of the Borrower Group of such net income is not at the time permitted by the operation of the terms of its charter, articles of association or other similar constitutive documents, or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such member of the Borrower Group, unless such restriction with respect to the payment of Restricted Payments have been legally waived;

(d)	the cumulative effect of a change in accounting principles;

(e)	any net after-tax effect of gains or losses realised on the sale or other disposition of:

(i)	any property or assets of the Borrower or any member of the Borrower Group which is not sold in the ordinary course of its business; or

(ii)

any shares, stock or other equity interests of any person (including any gains or losses by the Borrower realised on sales of shares, stock or other equity interests of any other member of the Borrower Group);

(f)	any translation gains or losses due solely to fluctuations in currency values and related tax effects;

(g)	any net after-tax effect of extraordinary or non-recurring gains or losses;

(h)

any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortisation of intangibles arising pursuant to GAAP; and

(i)

any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs, and any cash charges associated with the rollover, acceleration, or payout of equity interests by management, other employees or business partners of the Borrower.

“Credit Event” means that a Bankruptcy Credit Event, Failure to Pay Credit Event or Restructuring Credit Event has occurred in relation to any Obligor or any Relevant Obligation (as if such Relevant Obligation is an “Obligation” for the purposes of the 2003 ISDA Credit Derivatives Definitions or the 2014 ISDA Credit Derivatives Definitions).

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment (or any commitment represented thereby) or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in that Loan available by the Utilisation Date for that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated any of its material obligations under a Finance Document;

(c)	which has notified any other Party in writing (or has otherwise made a public statement to that effect) that it does not intend or expect to comply with its obligations under the Finance Documents; or

(d)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date; or

(ii)	that Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney, co-trustee or co-agent appointed by the Security Agent.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration received or to be received in cash by (x) the Borrower for the Disposal of all or any part of the issued share capital of the Target or (y) the Target for the Disposal of all or substantially all of its assets, in each case after deducting:

(a)	any reasonable expenses which are incurred by the Disposing Entity with respect to that Disposal to persons who are not members of the Group; and

(b)

any Tax incurred and required to be paid by the Disposing Entity with respect to that Disposal or (in the case of the Target) the upstreaming of the proceeds of that Disposal to the Borrower (in each case, as reasonably determined by the Disposing Entity, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Disposing Entity” means (a) in relation to a Disposal of all or any part of the issued share capital of the Target, the Borrower; or (b) in the case of a Disposal of all or substantially all of the assets of the Target, the Target.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distressed Investor” means any loan-to-own fund, vulture fund, hedge fund or distressed debt fund, any other entity (including a business group within a bank or financial institution) which is established for or principally invests in distressed debt (or any similar fund or entity), or any fund or entity similar to any of the foregoing but excluding the Original Lender (in its capacity as such and in respect of its Own Account Commitment (as defined in Clause 39.5 (Disenfranchisement of Conflicted Lenders, Distressed Investors and Non-Responding Lenders)) provided that a bank or financial institution shall not constitute a “Distressed Investor” solely by virtue of any restructuring or workout desk within such bank or financial institution, which shall be treated as separate from the other business groups of such bank or financial institution.

“DSRA” or “Debt Service Reserve Account” means the bank account opened and maintained by the Borrower with the Security Agent with account number A010365828USD under the name of the Borrower (including any renewal, redesignation, replacement, subdivision or subaccount of such account).

“DSRA Charge” means the first priority Singapore law governed security over account granted by the Borrower in favour of the Security Agent in relation to the DSRA (in form and substance satisfactory to the Security Agent (acting reasonably)).

“DSRA Required Balance” means, at any time starting from the first day of the 8th Month after the first Utilisation Date, an amount equal to scheduled interest payable by the Borrower on the Loans on the upcoming Interest Payment Date (and, for such purpose, it shall be assumed that no Loans will be prepaid prior to the upcoming Interest Payment Date).

“EDGAR” means the Electronic Data Gathering Analysis and Retrieval system operated by the SEC.

“Environmental or Social Approval” means any Authorisation required by an Environmental and

Social Law.

“Environmental or Social Law” means any applicable law or regulation concerning:

(a)	occupational health and safety;

(b)	the pollution or protection of the environment; or

(c)	any emission or substance which is capable of causing harm to any living organism or the environment.

“Environmental or Social Claim” means any claim by any person in connection with:

(a)	a breach, or alleged breach, of an Environmental or Social Law; or

(b)	any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment.

“ERISA” means the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any person that would be deemed at any relevant time to be a single employer with the Borrower or the Target, pursuant to Section 414(b), (c), (m) or (o) of the Code or under common control with an Obligor under Section 4001 of ERISA.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default) (save for Clause 22.14 (Acceleration)).

“Excluded Lease” means any lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease.

“Existing Infront Facility Agreement” means the credit facilities agreement dated 18 May 2018 between, among others, Infront Sports & Media AG as borrower, Infront as guarantor and UBS Switzerland AG as agent and security agent (as amended by an amendment agreement dated 21 November 2018).

“Existing MS Facility Agreement” means the US$400,000,000 senior 364-day term loan facility agreement dated 15 March 2019 between, among others, the Borrower as borrower, Morgan Stanley Asia Limited as mandated lead arranger and bookrunner, China Construction Bank (Asia) Corporation Limited as facility agent and calculation agent.

“Existing MS Finance Documents” means the “Finance Documents” as defined in the Existing MS Facility Agreement.

“Existing WEH Facility Agreement” means the credit agreement dated 15 August 2019 between, among others, World Triathlon Corporation as borrower, WEH as holdings and Deutsche Bank AG New York Branch as administrative agent and collateral agent.

“Facility” means the senior 364-day term loan facility made available under this Agreement and comprising two tranches, being Tranche A and Tranche B as described in Clause 2.1 (The Facility).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Failure to Pay Credit Event” has the meaning given in either the 2003 ISDA Credit Derivatives Definitions or the 2014 ISDA Credit Derivatives Definitions.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means the arrangement fee letter dated on or about the date of this Agreement between the Arranger and the Borrower.

“Finance Document” means this Agreement, the Parent Guarantee, a Transaction Security Document, the Fee Letter, any Subordination Deed, any Utilisation Request or any other document designated as such by the Facility Agent and the Borrower.

“Finance Lease” means any lease or hire purchase contract, or a liability under which would, in accordance with the GAAP, be treated as a balance sheet liability (other than an Excluded Lease).

“Finance Party” means an Agent, the Arranger or a Lender.

“Financial Half-Year” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis or, if sold or discounted on a recourse basis, to the extent of such recourse only);

(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as a borrowing in accordance with GAAP;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Financial Quarter” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 20.3 (Financial definitions).

“First Test Date” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Funding Rate” means any individual rate notified by a Lender to the Facility Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of funds).

“GAAP” means:

(a)	in respect of the Parent, generally accepted accounting principles in the PRC; and

(b)	in respect of the Borrower, IFRS.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means:

(a)	the Parent and its Subsidiaries from time to time; and

(b)	all members of the Borrower Group.

“Group Structure Chart” means a group structure chart in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Holding SPV Entity” means any member of the Borrower Group (other than the Borrower) which is a holding company and established for the sole purpose of owning shares in, and advancing shareholder loans to, its Subsidiaries and which does not otherwise carry on any business or activity, own any assets or incur any liabilities other than which is reasonably incidental to such purpose.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Illegal Lender” means a Lender to whom an Obligor is or becomes (or would, but for any replacement of such Lender pursuant to Clause 7.8 (Replaceable Lender), be) obliged to repay or prepay pursuant to Clause 7.1 (Illegality).

“Impaired Agent” means an Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	that Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if that Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to that Agent,

unless in the case of paragraph (a) above:

(i)	its failure to pay is caused by administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date;

(ii)	that Agent is disputing in good faith whether it is contractually obliged to make the payment in question; or

(iii)	its failure is due to another Party failing to fund that Agent in accordance with a Finance Document.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2 (Increase).

“Increased Costs Lender” means a Lender to whom the Borrower is (or would, but for any replacement of such Lender pursuant to Clause 7.8 (Replaceable Lender), be) required to pay Increased Costs under Clause 13 (Increased Costs), to make a tax gross up payment under paragraph (a) of Clause 12.2 (Tax gross-up) or tax indemnity payment under Clause 12.3 (Tax indemnity).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Package” means the investor presentation and other documents which have been approved by the Borrower (for such purpose) and were made available by the Arranger to selected financial institutions and other investors for the purpose of syndication or sell-down of all or any part of the Facility.

“Infront” means Infront Holding AG.

“Infront Disposal Proceeds” means, in respect of any Disposal referred to in proviso (B) to paragraph (j) of the definition of “Permitted Disposal”, the consideration received or to be received in cash by any member of the Borrower Group, after deducting:

(a)	any fees, costs and expenses which are incurred by the disposing entity with respect to that Disposal to persons who are not members of the Group; and

(b)	any Tax incurred and required to be paid or reserved for by the disposing entity with respect to that Disposal.

“Infront Disposal Residual Proceeds” means the net balance of the Infront Disposal Proceeds (a) after deducting the aggregate amount of all outstanding loans, accrued interests and all other amounts payable by any member or members of the Borrower Group under or in connection with the Infront Facility Agreement in full and (b) after deducting any Tax incurred and required to be paid by any member of the Borrower Group for the upstreaming of the balance of the Infront Disposal Proceeds to the Borrower.

“Infront Facility Agreement” means:

(a)

the Existing Infront Facility Agreement, without taking into account any waiver in connection with, or any amendment or supplement to any representations, warranties, undertakings, financial covenants or events of default (howsoever described) which are adverse to the interests of the Lenders; and

(b)	any refinancing of the Existing Infront Facility Agreement or any subsequent Infront Facility Agreement (each a “Previous Infront Facility Agreement”) where:

(i)	the proceeds of that refinancing discharge the Financial Indebtedness under the Previous Infront Facility Agreement in full;

(ii)

the representations, warranties, undertakings, financial covenants and events of default (howsoever described) or any other provisions associated with them with respect to that refinancing are not any more adverse (or in the case of any refinancing of the Existing Infront Facility Agreement, materially adverse, and which have been certified by a director or chief financial officer of the Borrower as not more materially adverse) to the interests of the Lenders than under the Previous Infront Facility Agreement;

(iii)	the Financial Indebtedness created as a result of that refinancing is incurred only by member(s) of the Infront Group; and

(iv)	no creditor with respect to that refinancing is at any time a member of the Borrower Group or an Affiliate of the Borrower.

“Infront Group” means Infront and its Subsidiaries from time to time.

“Infront Holding SPV Entity” means any Holding SPV Entity that directly or indirectly owns any member of the Infront Group.

“Infront International” means Infront International Holdings AG, a company incorporated in Switzerland with registration number CHE-491.081.520.

“Insolvency Event” in relation to a Finance Party means that such Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with, or for the benefit of, its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Cover” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Interest Payment Date” means the last day of each Interest Period for a Loan.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Screen Rate” means, in relation to a Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan on the Quotation Day.

“IRS” means the US Internal Revenue Service.

“Issuing Entity” means any company, trust, fund or other entity (including any segregated portfolio or compartment thereof) that:

(a)	either:

(i)	is or becomes a Lender under this Agreement for the purposes of entering into and/or issuing one or more Participations; or

(ii)	enters into a Participation with a Lender under this Agreement for the purposes of entering into and/or issuing one or more further Participations;

(b)

has a mandate, arrangement or other similar agreement with any Original Lender or any Affiliate of that Original Lender (whether or not exclusive) for the issuance of notes, bonds, securities and/or similar obligations (“Obligations”); or

(c)

is not itself an Affiliate of (i) the Original Lender, or (ii) the Affiliate of the Original Lender, with which the Issuing Entity has a mandate for the issuance of Obligations as described in paragraph (b) above; and

enters into such Obligations on the basis that any claim against the Issuing Entity by a creditor in respect of such Obligations will be limited to a specified pool of assets and/or interests, and that any such creditor shall be bound, in respect of a claim against the Issuing Entity, by a limited recourse provision the effect of which is substantially similar to Clause 45 (Limited Recourse and Non-Petition).

“Legal Reservations” means:

(a)

the principle that certain (including equitable) remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation, court schemes, administration, judicial management, moratoria and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable statutes of limitation (or equivalent legislation), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of acquiescence, set off or counterclaim;

(c)

the principle that in certain circumstances Security granted by way of fixed charge may be re-characterised as a floating charge or that Security purported to be constituted as an assignment may be re-characterised as a charge;

(d)	similar principles, rights and defences in respect of the enforceability of a contract, agreement or undertaking under the laws of any relevant jurisdiction; and

(e)

any other matters which are set out as qualifications or reservations as to matters of law of general application and which are set out in the legal opinions delivered to the Facility Agent under Schedule 2 (Conditions Precedent).

“Lender” means:

(a)	the Original Lender; and

(b)	any person which has become a Party in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“LIBOR” means, in relation to a Loan:

(a)	the applicable Screen Rate as of the Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means the Tranche A Loan or the Tranche B Loan (as the context may require).

“Loan Participation Obligations” means any loan participation notes, bonds or securities or similar notes, bonds, securities, loans or other obligations issued or entered into by an Issuing Entity in respect of which such Issuing Entity is obliged to make certain payments to the holders or any other person by reference to (or in reliance on payment received pursuant to or from) one or more Finance Documents and/or one or more Obligors.

“London Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 662/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3 per cent. of the Total Commitments immediately prior to the reduction).

“Margin” means, at any time and in respect of each Tranche, the rate specified next to such time below:

Month(s) after the first Utilisation Date (or time specified below)	Margin
1st Month	3.00 per cent. per annum
2nd Month	6.00 per cent. per annum
3rd Month	6.50 per cent. per annum
4th Month	7.00 per cent. per annum
5th Month	7.50 per cent. per annum
6th Month	8.00 per cent. per annum
7th Month	9.50 per cent. per annum
8th Month	9.75 per cent. per annum
9th Month	10.00 per cent. per annum
10th Month	10.25 per cent. per annum
11th Month	10.75 per cent. per annum
12th Month and at any time thereafter	11.00 per cent. per annum

“Margin Stock” means margin stock or “margin security” within the meaning of Regulations T, U and X.

“Market CDS” means a credit derivative transaction or credit linked note transaction entered into or issued by a Lender or any other person which references one or more Obligors and is subject to either the 2003 ISDA Credit Derivatives Definitions or the 2014 ISDA Credit Derivatives Definitions or any similar provisions.

“Market CDS Counterparty” means any counterparty to, or investor in, a Market CDS, or any agent, trustee or service provider in respect of a Market CDS.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, assets, financial condition or results of operation of any Obligor and the Group (taken as a whole);

(b)	the ability of any of the Obligors to perform its payment obligations under the Finance Documents; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to, any of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

“Maturity Date” means the date falling 364 days from the first Utilisation Date.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“NASDAQ” means the NASDAQ Stock Market, on which the Shares are listed.

“NBWD” has the meaning given to the term nei bao wai dai (内保外贷) in the NBWD Regulations.

“NBWD Regulations” means the Administrative Regulations on Cross Border Guarantee (《跨境担保外汇管理规定》汇发【2014】29 号) issued by SAFE on 12 May 2014 and its implementation rules and interpretations.

“New Business Group” means any member of the Borrower Group and its Subsidiaries, other than where that member of the Borrower Group is:

(a)	the Borrower;

(b)	any Infront Holding SPV Entity; (c) any WEH Holding SPV Entity;

(d)	any member of the Infront Group; or

(e)	any member of the WEH Group.

“New Lender” has the meaning given to that term in Clause 23 (Changes to the Lenders).

“Non-Consenting Lender” means any Lender which does not consent to any decision requiring a waiver or amendment or other consent requested in respect of the Facility or any Finance Document, if:

(a)	any Obligor, through the Facility Agent, has requested that consent, waiver or amendment in relation to any Finance Document;

(b)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(c)

Lenders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments immediately prior to the reduction) have agreed to that consent, waiver or amendment.

“Non-Responding Lender” means any Lender that fails to:

(a)

accept or reject a request by or on behalf of any of the Obligors for any waiver, amendment or other consent requested in relation to the Facility (or respond to such request including by way of requesting, acting reasonably, additional information or time to consider the same) within 10 Business Days (or, if the Borrower agrees to a longer time period in relation to that request or the Borrower specifies a longer period in that request during which a Lender may respond, on or prior to the expiry of such longer period so agreed or specified by the Borrower) of a written request; or

(b)

sign a Transfer Certificate or an Assignment Agreement within seven Business Days from the date of completion by such Lender (to its satisfaction) of all necessary “know your customer” or other similar checks under all applicable laws and regulations required to be performed by such Lender following any request pursuant to paragraph (d) of Clause 7.8 (Replaceable Lender).

“Notifiable Debt Purchase Transaction” has the meaning given to that term in Clause 25.2 (Disenfranchisement of Parent Affiliates).

“Obligors” means the Borrower, the Parent, the Target and each other party to a Transaction Security Document (in each case, other than the Finance Parties) and “Obligor” means each one of them.

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each other Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent) and the Transaction Security Documents.

“Open Order” has the meaning given to that term in Clause 25.1 (Permitted Debt Purchase Transactions).

“Open Order Process” has the meaning given to that term in Clause 25.1 (Permitted Debt Purchase Transactions).

“Original Financial Statements” means:

(a)	in relation to the Borrower, its audited consolidated financial statements for its financial year ended 31 December 2018; and

(b)	in relation to the Parent, its audited consolidated financial statements for its financial year ended 31 December 2018.

“Parent” means 大连万达集团股份有限公司 (Dalian Wanda Group Co., Ltd.), a company limited by shares incorporated under the laws of the PRC with unified social credit code 91210200241281392F.

“Parent Guarantee” means the Hong Kong law governed guarantee (in form and substance satisfactory to the Facility Agent (acting reasonably)) entered into by the Parent as guarantor in favour of the Facility Agent on or about the date of this Agreement.

“Parent Affiliate” means the Parent and each of its Affiliates.

“Participant” means each person to whom a Lender or any other person (including, without limitation, any Issuing Entity) will make payments under a Participation Agreement (including, without limitation, any person with a legal, beneficial or economic interest (whether direct or indirect) in any Loan Participation Obligations or any other bonds, notes, interests, units, securities, agreements or instruments of any type referencing any payments or interests in respect of a Loan).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to the Economic and Monetary Union.

“Participation” means a fee letter, sub-participation, credit derivative (including a credit default swap or credit linked note), loan participation notes, loan, total return swap or any other agreement or instrument between a Lender or any other person (including, without limitation, any Issuing Entity) and a Participant, or issued by a Lender or any other person (including, without limitation, any Issuing Entity) in favour of a Participant (or any similar transaction of broadly equivalent economic effect, including, without limitation, the Loan Participation Obligations), whether directly or indirectly, under which such Lender or other person is obliged to make certain payments to the Participant by reference to (or in reliance on payments received pursuant to or from) one or more Finance Documents and/or one or more Obligors, but excluding any assignment, transfer or novation of any of a Lender’s Commitments and/or rights and/or obligations of a Lender in accordance with Clause 23.1 (Assignments and Transfers by Lenders).

“Participation Agreement” means each agreement, instrument (including, without limitation, any Loan Participation Obligations and/or any other notes and/or securities) or letter between a Lender or any other person and a Participant (or issued by a Lender or any other person in favour of, and held directly or indirectly by, any Participant) in respect of a Participation.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making of the appropriate registrations (including registration of charges), filings, endorsements, notarisations, stamping, notifications or other actions or steps to be made in any jurisdiction in order to perfect Security created by a Transaction Security Document and/or in order to achieve the relevant priority for the Security created thereunder set out in each Transaction Security Document.

“Permitted Acquisition” means:

(a)	any acquisition or investment which constitutes or is part of a Permitted Disposal or a Permitted Transaction;

(b)

any acquisition by the Borrower or any member of a Borrower Group of the entirety of the issued share capital of or equity interests in a limited liability company or entity (including by way of formation) which has not traded and has no assets or any liabilities prior to the date of such acquisition;

(c)	any acquisition or investment to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent; or

(d)	any acquisition or investment which is:

(i)	with respect to the Infront Group, expressly permitted under the Infront Facility Agreement;

(ii)	with respect to the WEH Group, expressly permitted under the WEH Facility Agreement; or

(iii)

made by the Borrower, any WEH Unrestricted Subsidiary or any member of a New Business Group, provided that immediately after the completion of such acquisition or investment, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such acquisition or investment is completed is less than 5.0:1 on a pro forma basis.

“Permitted Disposal” means a Disposal:

(a)	of trading stock, inventory or cash in the ordinary course of business of the disposing entity being a member of a New Business Group;

(b)

of assets in exchange for, replacement for or investment in other assets (which are of a comparable or superior type, value or quality) which are used in the operation of the business of a New Business Group;

(c)	of assets (other than shares, businesses and intellectual property) which are obsolete, redundant or no longer required for the business or operations of a New Business Group for cash;

(d)	of cash which is not specifically prohibited by the terms of the Finance Documents;

(e)

arising as a result of any Permitted Security, or which constitutes, is part of, or is made under or is necessary to implement, a Permitted Transaction, Permitted Payment, Permitted Financial Indebtedness or is otherwise expressly permitted in a Finance Document;

(f)

constituting a licence, lease, sub-licence or sub-lease of real property or a licence of intellectual property, in each case between members of the Borrower Group or in the ordinary course of business of a New Business Group;

(g)

of rights relating to hedging transactions, constituted by any termination or close out of such hedging transaction, where such hedging transaction entered into by a member of a New Business Group for the purpose of:

(i)	hedging any risk to which any member of the Borrower Group is exposed in its ordinary course of trading; or

(ii)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only; or

(iii)	any other hedging transaction to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent,

excluding, in each case, any Disposal under a credit support arrangement in relation to a hedging transaction;

(h)	of the entire issued share capital of, or all or substantially all of the assets of, the Target, provided that:

(i)

the Disposal Proceeds in respect of such disposal payable on the closing date are sufficient to discharge the Loans and all other amounts payable under the Finance Documents in full, and are (upon the completion of such disposal) applied towards prepayment of the Loans and payment of all other amounts payable under the Finance Documents in full; and

(ii)	the requirements specified in paragraphs (b)(ii)(A) of Clause 21.26 (Conditions subsequent) have been (or will simultaneously with the Disposing Entity’s entry into the SPA be) complied with;

(i)	to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent; or

(j)	which is:

(i)	with respect to the Infront Group, expressly permitted under the Infront Facility Agreement;

(ii)	with respect to the WEH Group, expressly permitted under the WEH Facility Agreement; or

(iii)	made by the Borrower, any WEH Unrestricted Subsidiary or any member of a New Business Group,

provided that:

(A)

immediately after the completion of such Disposal, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such Disposal is completed is less than 5.0:1 on a pro forma basis; and

(B)	if any such Disposal constitutes a change of control (howsoever described) or would otherwise trigger an event of default or mandatory prepayment in full under the Infront Facility Agreement:

(1)

the Infront Disposal Proceeds in respect of such Disposal must be sufficient to prepay the outstanding loans, accrued interests and all other amounts payable under or in connection the Infront Facility Agreement in full; and

(2)	any Infront Disposal Residual Proceeds must be applied towards prepayment of the outstanding Loans in accordance with Clause 7.5 (Mandatory prepayment – Infront Disposal Proceeds),

provided further that none of the foregoing exceptions shall apply to the Disposal of any Charged Property, all or any of the shares in the Target or all or substantially all of the assets of the Target (except, in each case, for any Disposal constituted by the grant of Transaction Security or made pursuant to paragraph (h) above).

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under any of the Finance Documents;

(b)	arising under the Existing MS Finance Documents, provided that such Financial Indebtedness is discharged in full within one Business Day after the first Utilisation Date;

(c)	which constitutes:

(i)	the Subordinated Receivable;

(ii)	any other shareholder loan advanced from time to time by a Subordinated Creditor to the Borrower or (as applicable) the Target,

which is subordinated to the Facility on the terms set out in a Subordination Deed;

(d)	constituting, or that is part of or made or incurred under, a Permitted Guarantee, a Permitted Payment under paragraph (a) of its definition or a Permitted Transaction;

(e)	any Financial Indebtedness incurred to refinance in full all outstanding amounts under the Finance Documents;

(f)	which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent;

(g)

arising under the Existing Infront Facility Agreement or the Existing WEH Facility Agreement (or any “Finance Document” defined under any such facility agreement), provided that the maximum principal amount that can be borrowed under such facility agreement is not increased after the date of this Agreement; or

(h)	which is:

(i)	with respect to the Infront Group, expressly permitted under the Infront Facility Agreement;

(ii)

with respect to the WEH Group, expressly permitted under the WEH Facility Agreement (provided that, the incurrence of any additional Financial Indebtedness (after the date of this Agreement) by the WEH Group pursuant to paragraphs (a), (j), (p), (q), (u), (w), (y) and (z) of section 6.01 of the Existing WEH Facility Agreement is only allowed after the date falling three Months after the first Utilisation Date) (and, if the debt under the Existing WEH Facility Agreement is refinanced within three Months after the first Utilisation Date, this paragraph shall be construed as if the restrictions under the Existing WEH Facility Agreement remained applicable and constituted part of the terms of the new WEH Facility Agreement until the expiry of such period);

(iii)	incurred by any member of the Infront Group;

(iv)

with respect to any member of the WEH Group (A) for the period from (and including) the date of this Agreement to (and including) the date falling three Months after the first Utilisation Date, incurred (1) as of the date of this Agreement (provided that any revolving facility, ancillary facility, letter of credit or other credit line available to any member of the WEH Group as of the date of this Agreement may, from time to time, be repaid, redrawn or utilised up to the maximum amount of such credit line as of the date of this Agreement for such member of the WEH Group) or (2) from any other member of the WEH Group and (B) incurred at any time after the date falling three Months after the first Utilisation Date; or

(v)	incurred by any member of a New Business Group,

provided that:

(A)

in each case under sub-paragraphs (i) to (v) above, immediately after the incurrence of such Financial Indebtedness, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such Financial Indebtedness is incurred is less than 5.0:1 on a pro forma basis; and

(B)	no member of the WEH Group may incur any Financial Indebtedness from any other member of the Group (which is not a member of the WEH Group).

“Permitted Guarantee” means:

(a)	any guarantee or indemnity under the Finance Documents;

(b)

any guarantee or indemnity under the Existing MS Finance Documents, provided that the Financial Indebtedness under the Existing MS Finance Documents is discharged in full within one Business Day after the first Utilisation Date;

(c)

any guarantee or indemnity granted by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group to a financial institution on that financial institution’s standard terms and conditions (or better) or under applicable law in respect of accounts and services (other than, for the avoidance of doubt, Financial Indebtedness);

(d)

any guarantee or indemnity granted by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group as required by a court, tribunal, arbitral body or agency in connection with arbitration and other legal proceedings not otherwise being an Event of Default;

(e)

any indemnity given by the Borrower or a member of a New Business Group, in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations;

(f)

any guarantee or indemnity given by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group to a landlord in the ordinary course of business and any guarantee or counter indemnity in favour of a financial institution which has guaranteed rent obligations of such person in respect of real property in the ordinary course of business for such person;

(g)

any customary guarantee or indemnity given by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group in a mandate, engagement or commitment letter in favour of a professional adviser, banker, consultant or service provider;

(h)

any customary indemnity given by the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group in favour of a director or officer of that member of the Borrower Group in connection with the performance of his or her duties as such;

(i)	any guarantee or indemnity to which the Facility Agent (on the instructions of the Majority Lenders) has given prior written consent; or

(j)	any guarantee which is:

(i)	with respect to the Infront Group, expressly permitted under the Infront Facility Agreement (other than a guarantee of Borrowings);

(ii)	with respect to the WEH Group, expressly permitted under the WEH Facility Agreement (other than a guarantee of Borrowings);

(iii)	given by any member of the Infront Group or any member of the WEH Group; or

(iv)	given by any member of a New Business Group,

provided that, in each case under sub-paragraphs (i) to (iv) above, immediately after the giving of such guarantee, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such guarantee is given is less than 5.0:1 on a pro forma basis (and, for the avoidance of doubt, no such guarantee is given by the Borrower).

“Permitted Payment” means:

(a)	a Restricted Payment made by a member of the Borrower Group to any other member of the Borrower Group;

(b)	any loan or credit constituted by any cash credit balance at a bank or other financial institution;

(c)	any trade credit extended in the ordinary course of business and/or any advance payment made in the ordinary course of business of any member of a New Business Group;

(d)	any Restricted Payment which is:

(i)	with respect to the Infront Group, expressly permitted under the Infront Facility Agreement to be made to any member of the Borrower Group; or

(ii)	with respect to the WEH Group, expressly permitted under the WEH Facility Agreement to be made to any member of the Borrower Group;

(e)	any Restricted Payment to which the Facility Agent (on the instructions of the Majority Lenders) has given prior written consent; or

(f)

any Restricted Payment where the Restricted Payment is made when no Default is continuing or would occur immediately after the declaration (in the case of a dividend distribution by the Borrower) or making (in any other case) of the Restricted Payment and the aggregate amount of the Restricted Payment and:

(g)	all other Restricted Payments made by the Borrower pursuant to this paragraph:

(i)

since the date of this Agreement would not exceed 50 per cent. of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Financial Quarter during which signing of this Agreement occurs to the end of the most recent Financial Quarter (for which financial statements are available) immediately prior to the date such Permitted Payment is made (or, in case such Consolidated Net Income shall be a deficit, minus 100 per cent. of such deficit); or

(ii)

immediately after the making of the Restricted Payment, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such Restricted Payment is made is less than 3.5:1 on a pro forma basis.

“Permitted Security” means:

(a)	any Security or Quasi-Security arising by operation of law and in the ordinary course of trading and not arising as a result of any default or omission by any member of the Borrower Group;

(b)	any Security or Quasi-Security granted to a financial institution on that financial institution’s standard terms and conditions (or better) or under applicable law in respect of accounts and services;

(c)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of a New Business Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of a New Business Group;

(d)	any Security or Quasi-Security which constitutes a Permitted Disposal;

(e)

any netting or set-off arrangement entered into by the Borrower or a member of the New Business Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(f)	any set-off arrangements under Permitted Financial Indebtedness;

(g)	any Security or Quasi-Security arising or constituted under a Finance Document;

(h)	any Security over any rental deposits in respect of any property leased or licensed by the Borrower or any other member of the Borrower Group to secure rental payment obligations;

(i)

any Security over documents of title and goods, rights relating to those goods and ancillary assets (including insurance relating to such goods) granted by any member of a New Business Group as part of a documentary credit transaction;

(j)

any Security or Quasi-Security over cash paid into an escrow or similar account in connection with a Permitted Disposal or a Permitted Acquisition including those in favour of any tax, customs or bonding authorities;

(k)

any cash collateral provided in respect of letters of credit or bank guarantees to the issuer of those letters of credit or bank guarantees (where such letters of credit or bank guarantees are issued for the benefit of any member of a New Business Group);

(l)

deposits to secure the performance of bids, trade contracts, governmental contracts and leases (in each case other than Financial Indebtedness), statutory obligations, surety, stays, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) of the Borrower or any member of a New Business Group incurred in the ordinary course of business of that New Business Group;

(m)	any Security or Quasi-Security to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent;

(n)	any Security or Quasi-Security which is:

(i)	with respect to the Infront Group, expressly permitted under the Infront Facility Agreement;

(ii)	with respect to the WEH Group, expressly permitted under the WEH Facility Agreement; or

(iii)	granted by:

(A)

the Borrower, an Infront Holding SPV Entity, a WEH Holding SPV Entity or a member of a New Business Group with respect to such Security or Quasi- Security which arises out of judgments or awards and/or the rules of any applicable court in respect of any litigation involving such persons;

(B)	any member of the Infront Group or any member of the WEH Group; or

(C)	any member of a New Business Group,

provided that, in each case under sub-paragraphs (A) to (C) above, immediately after the incurrence of Financial Indebtedness which is secured by such Security or Quasi- Security, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such Financial Indebtedness is incurred is less than 5.0:1 on a pro forma basis, provided further that none of the foregoing exceptions (other than paragraphs (b) and (e) (in each case, to the extent that it relates to the DSRA), (g) and (m) above) shall apply to any Charged Property, the shares in the Target or any assets of the Target.

“Permitted Transaction” means:

(a)	any transaction to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given prior written consent to constitute a Permitted Transaction; or

(b)

the solvent liquidation, reorganisation, merger, demerger, amalgamation, consolidation or corporate reconstruction of any member of the Borrower Group (other than the Borrower, the Target and WEH), provided that immediately after the entry into such transaction, the Adjusted Leverage Ratio for the most recently ended Relevant Period immediately preceding the date on which such transaction is entered into is less than 5.0:1 on a pro forma basis.

“PRC” means the People’s Republic of China, but (solely for the purposes of the Finance Documents) excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Price Sensitive Information” has the meaning given to that term in Clause 27 (Price-Sensitive Information).

“Pro Rata Share” means, at any time:

(a)

for the purpose of determining a Lender’s participation in a Utilisation under a Tranche, the proportion which its Commitment under such Tranche then bears to the aggregate Commitments under such Tranche;

(b)	for the purpose of determining a Lender’s share in any prepayment of a Loan, the proportion which a Lender’s participation in that Loan bears to that Loan; and

(c)	for any other purpose:

(i)	the proportion which a Lender’s participation in the Loans then bears to all the Loans;

(ii)	if there is no Loan then outstanding, the proportion which its Commitments under each Tranche then bear to the Total Commitments; or

(iii)	if there is no Loan then outstanding and the Total Commitments have been reduced to zero, the proportion which its Commitments bore to the Total Commitments immediately before the reduction.

“Purchase Agent” has the meaning given to that term in Clause 25.1 (Permitted Debt Purchase Transactions).

“Quarter Date” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Quasi-Security” means:

(a)

any arrangement or transaction under which the Borrower or any other member of the Borrower Group will sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or reacquired by the Borrower or any other member of the Borrower Group;

(b)	any arrangement or transaction under which the Borrower or any other member of the Borrower Group will sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	any title retention arrangement;

(d)	any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(e)	any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising or assuring the payment of Financial Indebtedness or of financing the acquisition of an asset.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States.

“Related Fund in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means the London interbank market.

“Relevant Period” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Relevant Obligation” means any obligation of any Obligor under any Finance Document.

“Repeating Representations” means each of the representations set out in Clause 18 (Representations) other than:

(a)	Clause 18.7 (Deduction of Tax);

(b)	Clause 18.8 (No filing or stamp taxes);

(c)	paragraph (a) of Clause 18.9 (No default);

(d)	paragraphs (a) to (d) of Clause 18.10 (No misleading information);

(e)	paragraphs (a) and (c) of Clause 18.11 (Financial statements);

(f)	Clause 18.12 (Pari passu ranking);

(g)	Clause 18.13 (No proceedings);

(h)	Clauses 18.15 (No debt) to 18.18 (Group Structure Chart);

(i)	Clause 18.24 (Anti-corruption Law); and

(j)	Clauses 18.26 (Environmental compliance) to 18.31 (ERISA and Multiemployer Plans).

“Replaceable Lender” means:

(a)	a Defaulting Lender;

(b)	an Increased Costs Lender;

(c)	an Illegal Lender; or

(d)	a Non-Consenting Lender.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Restricted Countries” means, as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the region of Crimea and/or any other country or region subject to Sanctions, as notified from time to time to the Borrower by the Facility Agent (for itself or acting on behalf of any other Finance Party).

“Restricted Parties” means any person, entity or party (a) located, domiciled, resident or incorporated in a Restricted Country; or (b) the government of a Restricted Country; or (c) subject to Sanctions; or (d) controlling, controlled by, or under common control with, any person, entity or party referred to under (a) to (c) above.

“Restricted Payment” with respect to any person means:

(a)

the declaration or payment of any dividends or any other distributions of any sort in respect of its shares, stock or other equity interests or similar payment to the direct or indirect holders of its shares, stock or other equity interests;

(b)	a payment by a person being the creditor in respect of Financial Indebtedness;

(c)	the repayment of any Financial Indebtedness (including the Subordinated Receivable) by a person to any of its Affiliates; or

(d)	the purchase, call for redemption, redemption or other acquisition or retirement for value by that person of any shares, stock or other equity interests of that person or any of its Subsidiaries.

“Restructuring Credit Event” has the meaning given in either the 2003 ISDA Credit Derivatives Definitions or the 2014 ISDA Credit Derivatives Definitions; provided that in each case Section 4.7(b) and (c) shall not apply.

“SAFE” means the State Administration of Foreign Exchange of the PRC or its local counterpart.

“Sanctions” means any economic and/or trade sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by (a) the United Nations; (b) the European Union; (c) the United States Treasury Department’s Office of Foreign Assets Control; (d) the US Department of State; (e) the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law; (f) Her Majesty’s Treasury of the United Kingdom; (g) the Monetary Authority of Singapore and (h) the Hong Kong Monetary Authority and/or any other body notified from time to time in writing to the Borrower by the Facility Agent (acting for itself or on behalf of any other Finance Party).

“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate).

“SEC” means the US Securities and Exchange Commission.

“Secured Obligations” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Secured Party under each Finance Document, including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any US Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shares” means the ordinary shares in the capital of the Borrower and all other shares or stock (if any) of the Borrower from time to time and for the time being ranking pari passu with the ordinary shares.

“SPA” means the sale and purchase agreement to be entered into:

(a)	between the Borrower and the purchaser(s) in relation to the sale of the entire issued share capital of the Target; or

(b)	between the Target and the purchaser(s) in relation to the sale of all or substantially all of the assets of the Target.

“Solicitation Day” has the meaning given to that term in Clause 25.1 (Permitted Debt Purchase Transactions).

“Solicitation Process” has the meaning given to that term in Clause 25.1 (Permitted Debt Purchase Transactions).

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Subordinated Creditor” means each person party as a subordinated creditor to a Subordination Deed.

“Subordinated Receivable” means the outstanding receivable payable by the Borrower to Wanda Sports & Media in the amount of US$50,000,000.

“Subordination Deed” means a subordination deed between the Borrower or (as applicable) the Target and one or more creditors of the Borrower or (as applicable) the Target (in form and substance satisfactory to the Facility Agent (acting reasonably)), pursuant to which the relevant creditor agrees that its claims against the Borrower or (as applicable) the Target in respect of such intercompany indebtedness are subordinated to the Secured Obligations.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax definitions).

“Total Commitments” means at any time the aggregate of the Total Tranche A Commitments and the Total Tranche B Commitments.

“Total Net Debt” has the meaning given to that term in Clause 20.3 (Financial definitions).

“Total Tranche A Commitments” means the aggregate of the Tranche A Commitments (being US$230,000,000 at the date of this Agreement).

“Total Tranche B Commitments” means the aggregate of the Tranche B Commitments (being US$10,000,000 at the date of this Agreement).

“Tranche A” has the meaning set forth in Clause 2.1 (The Facility).

“Tranche A Loan” means the loan made or to be made under Tranche A or the principal amount outstanding for the time being of that loan.

“Tranche A Commitment” means:

(a)

in relation to the Original Lender, the amount set opposite its name under the heading “Tranche A Commitment” in Schedule 1 (The Original Lender) and the amount of any other Tranche A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)

in relation to any other Lender, the amount of any Tranche A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranche B” has the meaning set forth in Clause 2.1 (The Facility).

“Tranche B Loan” means the loan made or to be made under Tranche B or the principal amount outstanding for the time being of that loan.

“Tranche B Commitment” means:

(a)

in relation to the Original Lender, the amount set opposite its name under the heading “Tranche B Commitment” in Schedule 1 (The Original Lender) and the amount of any other Tranche B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Tranche B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Tranches” means, collectively, Tranche A and Tranche B and “Tranche” means any of them.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	the WEH Share Charge;

(b)	the Assignment of SPA;

(c)	the DSRA Charge;

(d)	any other document evidencing or creating or expressed to evidence or create Security over any asset to secure any obligation of any Obligor to a Secured Party under the Finance Documents; and

(e)	any other document designated as such by the Facility Agent and the Borrower.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” or “United States” means the United States of America.

“US Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. 101 et seq., entitled “Bankruptcy”.

“US Debtor Relief Laws” means the US Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief laws of the United States from time to time in effect and affecting the rights of creditors generally.

“US Exchange Act” means the US Securities Exchange Act of 1934.

“US Obligor” means an Obligor whose jurisdiction of organisation is a state of the United States or the District of Columbia.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Utilisation” means the utilisation of any Tranche of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in 12 (Utilisation Request).

“VIE Entity” means any person with respect to which the Borrower is deemed to have a controlling financial interest and is required to consolidate in its financial statements pursuant to GAAP (including, as at the date of this Agreement, Wanda Sports Co., Ltd.).

“Voting Participation” means a Participation which includes a transfer of any voting rights, directly or indirectly, under, or in relation to, the Finance Documents (including arising as a result of being able to direct the way that another person exercises its voting rights).

“Wanda Sports & Media” means Wanda Sports & Media (Hong Kong) Holding Co. Limited 萬達 體育傳媒( 香港) 控股有限公司, a limited liability company incorporated in Hong Kong with company number 2252412.

“WEH” means World Endurance Holdings, Inc..

“WEH Facility Agreement” means:

(a)

the Existing WEH Facility Agreement, without taking into account any waiver in connection with, or any amendment or supplement to any representations, warranties, undertakings, financial covenants or events of default (howsoever described) which are adverse to the interests of the Lenders; and

(b)	any refinancing of the Existing WEH Facility Agreement or any subsequent WEH Facility Agreement (each a “Previous WEH Facility Agreement”) where:

(i)	the proceeds of that refinancing discharge the Financial Indebtedness under the Previous WEH Facility Agreement in full;

(ii)

the representations, warranties, undertakings, financial covenants and events of default (howsoever described) or any other provisions associated with them with respect to that refinancing are not any more adverse (or in the case of any refinancing of the Existing WEH Facility Agreement, materially adverse, and which have been certified by a director or chief financial officer of the Borrower as not more materially adverse) to the interests of the Lenders than under the Previous WEH Facility Agreement;

(iii)	the Financial Indebtedness created as a result of that refinancing is incurred only by member(s) of the WEH Group; and

(iv)	no creditor with respect to that refinancing is at any time a member of the Borrower Group or an Affiliate of the Borrower.

“WEH Group” means WEH and its Subsidiaries from time to time.

“WEH Holding SPV Entity” means any Holding SPV Entity that directly or indirectly owns any member of the WEH Group.

“WEH Share Charge” means the first ranking New York law governed share charge in respect of all the shares in WEH (in form and substance satisfactory to the Security Agent (acting reasonably)) entered into by the Target in favour of the Security Agent on or about the date of this Agreement.

“WEH Unrestricted Subsidiary” means, at any time, a member of the WEH Group which is designated as an Unrestricted Subsidiary (as defined in the WEH Facility Agreement) at that time.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

any “Administrative Party”, an “Agent”, the “Facility Agent”, the “Security Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Secured Party”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	”assets” includes present and future properties, revenues and rights of every description;

(iii)	”control” means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise;

(iv)

a “Finance Document” or any other agreement or instrument (other than the Existing Infront Facility Agreement or the Existing WEH Facility Agreement) is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);

(vi)	“a group of Lenders” includes all the Lenders;

(vii)

“guarantee” means (other than Clause 17 (Guarantee and Indemnity) and clause 4 of the Parent Guarantee) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)

a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of that Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of that Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted; and

(xiii)	a time of day is a reference to Singapore time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default or an Event of Default is “continuing” if it has not been remedied or waived in writing.

(f)

Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Facility Agent’s spot rate of exchange (or, if the Facility Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Facility Agent (acting reasonably)) for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

(g)	For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):

(i)

if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent person; and

(ii)	if any new Person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its shares at such time.

1.3	Currency symbols and definitions

(a)	“US$”, “USD” and “US dollars” denote the lawful currency of the United States of America.

(b)	“€”, “EUR” and “euro” denote the single currency of the Participating Member States.

(c)	“HK$”, “HKD” and “HK dollars” denote the lawful currency of Hong Kong.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(a)	a US dollar senior term loan facility in an aggregate amount equal to the Total Tranche A Commitments (“Tranche A”); and

(b)	a US dollar senior term loan facility in an aggregate amount equal to the Total Tranche B Commitments (“Tranche B”).

2.2	Increase

(a)

The Borrower may by giving not less than five Business Days’ (or such shorter period as the Facility Agent and the Borrower may agree) prior notice to the Facility Agent after the effective date of a cancellation of the Commitment of an Illegal Lender in accordance with Clause 7.1 (Illegality) or Replaceable Lender in accordance with paragraph (a) of Clause 7.8 (Replaceable Lender) (such Commitment so cancelled being the “Cancelled Commitment”) request that the Total Commitments be increased (and the Commitments under the Facility shall be so increased) by an aggregate amount in US dollars of up to the amount of the Cancelled Commitment as follows:

(i)

such increased Commitments under the Facility will be assumed by one or more Lenders or persons (each an “Increase Lender”) selected by the Borrower each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of such increased Commitments under the Facility which it is to assume (the “Assumed Commitment” of such Increase Lender), as if it had been an Original Lender;

(ii)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had that Increase Lender been an Original Lender (with the Assumed Commitment in respect of such Increase Lender, in addition to any other Commitment which such Increase Lender may otherwise have in accordance with this Agreement);

(iii)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender (with the Assumed Commitment in respect of such Increase Lender, in addition to any other Commitment which such Increase Lender may otherwise have in accordance with this Agreement) and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)	the Commitments of the other Lenders shall continue in full force and effect; and

(v)	such increase in the Commitments under the Facility shall take effect on the later of:

(A)	the date specified by the Borrower in the notice referred to above; or

(B)	any later date on which the conditions set out in paragraph (b) below are satisfied in respect of such increase.

(b)	An increase in the Commitments under the Facility pursuant to this Clause 2.2 will only be effective on:

(i)

the execution by the Facility Agent of an Increase Confirmation from each relevant Increase Lender in respect of such increase which the Facility Agent shall execute as soon as reasonably practicable on request; and

(ii)

in relation to an Increase Lender which is not a Lender immediately prior to that increase, each of the Facility Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the applicable Assumed Commitment by that Increase Lender. The Facility Agent shall as soon as reasonably practicable notify the Borrower and that Increase Lender upon being so satisfied.

(c)

Each Increase Lender, by executing an Increase Confirmation, confirms that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase in Commitments (to which such Increase Confirmation relates) becomes effective.

(d)

The Borrower shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(e)	The Borrower may pay to an Increase Lender a fee in the amount and at the times agreed between the Borrower and that Increase Lender in a fee letter.

(f)	Clause 23.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase in Commitments;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to, respectively, a “transfer” and “assignment”.

2.3	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or any Tranche thereof or its role under a Finance Document (including any such amount payable to an Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4	Obligors’ Agent

(a)

The Target, by its execution of this Agreement, irrevocably appoints (and the Borrower shall procure that each other Obligor irrevocably appoints in a Finance Document to which it is a party) the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Borrower on its behalf to supply all information concerning itself contemplated by any Finance Document to the Finance Parties and to give all notices and instructions, to execute on its behalf any document in connection with the Finance Documents, to make such agreements and to effect all amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect that Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case that Obligor shall be bound as though that Obligor itself had supplied such information, given such notices and instructions, executed such document, made such agreements, effected such amendments, supplements and variations and received such relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under each Tranche of the Facility towards:

(a)	in respect of Tranche A:

(i)	refinancing the existing Financial Indebtedness of the Borrower;

(ii)	funding the payment of accrued interest and other sums payable under the existing Financial Indebtedness of the Borrower; and

(iii)	funding the payment of fees, costs, expenses and interests incurred or payable by any Obligor or any member of the Group in connection with the Finance Documents; and

(b)

in respect of Tranche B, funding the payment of accrued interest on the Loans (under each Tranche) payable on the 3rd to 7th Interest Payment Dates for the Tranche A Loan (and each Interest Payment Date falling on such dates for the Tranche B Loan).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Borrower may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders). The Facility Agent shall notify the Borrower and the Lenders as soon as reasonably practicable upon being so satisfied.

(b)	The Borrower may not deliver a Utilisation Request under Tranche B unless:

(i)	the Facility Agent has received the following documents and other evidence in form and substance satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders):

(A)

a copy (certified by an authorised signatory of the Borrower to be correct, complete and in full force and effect) of the SPA duly entered into by the parties to it and in compliance with the requirements of this Agreement in respect of the Disposal subject of the SPA; and

(B)

the Assignment of SPA duly entered into by the parties to it (and each document and other evidence required to be delivered pursuant to Part II of Schedule 2 (Conditions Precedent) in relation to the Assignment of SPA).

The Facility Agent shall notify the Borrower and the Lenders as soon as reasonably practicable upon being so satisfied with foregoing conditions.

(c)

Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) or (b) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Event of Default is continuing or would result from the proposed Loan and no Change of Control Event has occurred; and

(b)	the Repeating Representations (and representations expressed to be repeated on such dates under the other Finance Documents) to be made by each Obligor are true in all material respects.

4.3	Single Utilisation

The Borrower may deliver only one Utilisation Request in respect of each Tranche.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time (or such other time as the Facility Agent may agree).

5.2	Completion of a Utilisation Request

(a)	A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Tranche of the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period in respect of the relevant Tranche;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	(if the Utilisation is a Tranche B Loan) it instructs the Facility Agent to pay the proceeds of the Utilisation into the DSRA.

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)	The amount of the proposed Tranche A Loan must be equal to the Total Tranche A Commitments.

(c)	The amount of the proposed Tranche B Loan must be equal to the Total Tranche B Commitments.

5.4	Lenders’ participation

(a)

If the conditions set out in Clause 4 (Conditions of Utilisation) and Clauses 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and amount) have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be its Pro Rata Share immediately prior to making the Loan.

(c)	The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5	Cancellation of Commitments

The Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the Availability Period for the relevant Tranche.

6.	REPAYMENT

6.1	Repayment of the Loans

The Borrower shall repay each Loan in full on the Maturity Date.

6.2	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)

upon the Facility Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled, provided that the Total Commitments may (at the Borrower’s option) simultaneously with or subsequent to such cancellation be increased in accordance with Clause 2.2 (Increase); and

(c)

to the extent that the Lender’s participation in that Loan has not been transferred pursuant to Clause 7.8 (Replaceable Lender), the Borrower shall repay that Lender’s participation in that Loan on the last day of the Interest Period for that Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation repaid.

7.2	Change of control

(a)	Upon the occurrence of a Change of Control Event, the Borrower shall promptly notify the Facility Agent (such notification being a “CoC Notice”).

(b)	The Facility Agent shall, as soon as reasonably practicable following its receipt of a CoC Notice, notify the Lenders of the receipt of such CoC Notice and circulate a copy of the same to the Lenders.

(c)

If a Change of Control Event occurs or a CoC Notice has been delivered by the Borrower to the Facility Agent, each Lender may by notice to the Borrower (with a copy to the Facility Agent) (a “CoC Lender Election Notice”) cancel the Commitment of such Lender in accordance with paragraph (iii) below and require such Lender’s participation in each outstanding Loan to be prepaid, together with accrued interest thereon and all other amounts due and payable to such Lender under the Finance Documents on or prior to the date falling 10 Business Days after the date of such CoC Lender Election Notice, provided that:

(i)

such CoC Lender Election Notice is given to the Borrower no later than the date falling 10 Business Days after the date on which the CoC Notice in respect of such Change of Control Event is given by the Borrower to the Facility Agent;

(ii)	such CoC Lender Election Notice may be given irrespective of whether a CoC Notice in respect of such Change of Control Event has been given by the Borrower; and

(iii)	if a CoC Lender Election Notice is delivered by a Lender in accordance with the foregoing:

(A)

notwithstanding Clause 5.4 (Lenders’ participation), such Lender shall not be obliged to make any participation in a proposed Loan if the Utilisation Date is after the date of such CoC Lender Election Notice and its Commitment shall be deemed to be zero for the purposes of the proposed Loan; and

(B)	the Commitments of that Lender will be cancelled and reduced to zero upon the date of delivery of such CoC Lender Election Notice.

7.3	Mandatory prepayment – Disposal of Target

(a)

The Borrower shall prepay the outstanding Loans (together with all accrued interest thereon and other amounts owing under the Finance Documents), in the case of a Permitted Disposal in respect of the entire issued share capital of the Target or, as applicable, all or substantially all of the assets of the Target, at the times below:

(i)	on the closing date of such Disposal, if the proceeds from such Disposal are paid directly to an account designated by the Facility Agent; or

(ii)	in any other case, within three Business Days of the closing date of such Disposal.

(b)	In the case of such Disposal, the relevant Disposing Entity shall ensure that either (at its option):

(i)	an amount required to discharge the Secured Obligations is paid directly into an account designated by the Facility Agent; or

(ii)

all consideration and other amounts payable to it under the SPA are paid directly into the DSRA and hereby irrevocably authorises the Facility Agent to, once such sums are paid into the DSRA, apply the amounts standing to the credit of the DSRA towards repayment and payment of the Loans, accrued interests thereon and other sums owing under the Finance Documents in accordance with paragraph (a) above.

(c)	If the entire issued share capital of the Target or, as applicable, all or substantially all of the assets of the Target is the subject of a Permitted Disposal then:

(i)

the Security Agent shall, at the request and cost of the Borrower and subject to paragraph (iii) below, irrevocably and unconditionally release, cancel and discharge the WEH Share Charge (and the assets given as security thereunder);

(ii)

(if the entire issued share capital of the Target is the subject of a Permitted Disposal) the Security Agent shall, at the request and cost of the Borrower and subject to paragraph (iii) below, irrevocably and unconditionally release, cancel and discharge the guarantee given by the Target;

(iii)

the irrevocable release and discharge of the Transaction Security referred to in paragraph (i) above and the guarantee referred to in paragraph (ii) above shall not contain any reinstatement or clawback right of the Transaction Security and guarantee and will become effective (A) only on the making of that Permitted Disposal and (B) upon the proceeds of such disposal either being paid to the Facility Agent or being deposited into the DSRA in accordance with paragraph (b) above; and

(iv)

the Security Agent and each other Finance Party shall provide timely assistance with respect to any deregistration process relating to any such release, and the Security Agent shall return the physical stock certificate(s) and share transfer form(s) delivered to the Security Agent (pursuant to the WEH Share Charge) upon the release of Security created thereby becomes effective in accordance with paragraph (iii) above.

(d)	After the Secured Obligations have been discharged in full:

(i)

the Security Agent shall, at the request and cost of the Borrower, release, cancel and discharge (A) the Security created by the relevant Transaction Security Document to the extent that it has not already been released and issue certificates of non-crystallisation and (B) the Parent Guarantee;

(ii)

the Security Agent and each other Finance Party shall provide timely assistance with respect to any deregistration process relating to any such release, and (unless the same has been returned pursuant to paragraph (c) above) the Security Agent shall return the physical stock certificate(s) and share transfer form(s) delivered to the Security Agent (pursuant to the WEH Share Charge); and

(iii)	the Disposing Entity may make withdrawal from the DSRA from time to time without restriction.

7.4	Mandatory prepayment – offshore debt, equity or equity-linked offering

(a)	For the purpose of this Agreement:

“Debt Issuance” means the incurrence of any Financial Indebtedness or any public offering or private placement of bonds, notes, debentures, loan stock or similar instruments (including perpetual securities) by the Borrower.

“Debt or Equity Issuance Proceeds” means the cash proceeds raised from a Debt Issuance or an Equity Issuance, after deducting any reasonable expenses, commissions and fees which are incurred or payable by the Borrower to persons who are not members of the Group in relation to that Debt Issuance or Equity Issuance.

“Equity Interest” means, in relation to any person:

(i)	any shares of any class or capital stock of or other equity interest in such person or any depositary receipt in respect of any such shares, capital stock or equity interest;

(ii)

any securities convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such securities; or

(iii)	any option, warrant or other right to acquire any such shares, capital stock, equity interest, securities or depositary receipts referred to in paragraphs (i) and/or (ii) above.

“Equity Issuance” means any issuance of any Equity Interest or any instrument linked to any Equity Interest by the Borrower.

(b)	The Borrower shall, upon the completion of any Debt Issuance or Equity Issuance, prepay the outstanding Loans in an amount equal to the relevant Debt or Equity Issuance Proceeds.

(c)	Any prepayment pursuant to this Clause 7.4 shall be applied towards prepayment of the Loans outstanding under each Tranche on a pro rata basis.

7.5	Mandatory prepayment – Infront Disposal Residual Proceeds

(a)

The Borrower shall prepay the Loans (together with accrued interests thereon and any Break Costs) in an aggregate amount equal to the Infront Disposal Residual Proceeds, within 10 Business Days of any repayment or prepayment (given rise by the Disposal to which the Infront Disposal Residual Proceeds relate) is due to be made under the Infront Facility Agreement (or, if such Disposal gives rise to an event of default under the Infront Facility Agreement, within 10 Business Days of the date of completion of such Disposal).

(b)	Any prepayment pursuant to this Clause 7.5 shall be applied towards prepayment of the Loans outstanding under each Tranche on a pro rata basis.

7.6	Mandatory prepayment – Failure to sign SPA

If the SPA (for the disposal of the entire issued share capital of the Target or a sale of all or substantially all of the assets of the Target, in each case, constituting a Permitted Disposal) is not signed by the last day of the 8th Month after the first Utilisation Date, the Borrower shall prepay 50% of the outstanding Loans on such date, together with accrued interest on the amount prepaid and subject to any Break Costs.

7.7	Voluntary prepayment

The Borrower may, if it gives the Facility Agent not less than 10 Business Days’ (or such shorter period or otherwise as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loans by a minimum amount of US$5,000,000).

7.8	Replaceable Lender

(a)	If at any time any Lender is or becomes a Replaceable Lender, then the Borrower may at any time whilst that Lender continues to be a Replaceable Lender, either:

(i)	give the Facility Agent notice of cancellation of the Commitments of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loans; or

(ii)	give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitments of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay (or procure the prepayment of) that Lender’s participation in the Loans.

(d)

If at any time any Lender is or becomes a Replaceable Lender, then the Borrower may at any time whilst that Lender continues to be a Replaceable Lender, on not less than 10 Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under the Finance Documents to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent;

(ii)	neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)

no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

(f)

A Lender shall perform the procedures described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has completed those checks.

(g)	This Clause 7.7 shall not affect any right of the Lenders under Clause 7.1 (Illegality).

7.9	Cancellation of Tranche B Commitments

Upon the repayment or prepayment of the outstanding Loans under each Tranche in full, any unutilised Tranche B Commitment shall be immediately cancelled in full.

7.10	Restrictions

(a)

Any notice of prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

(b)

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other amounts accrued and unpaid or outstanding under the Finance Documents and, subject to any Break Costs, without any premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 it shall as soon as reasonably practicable forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)

If all or part of any Lender’s participation in any Loan under a Tranche is repaid or prepaid an amount of that Lender’s Commitment under such Tranche (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.11	Application of prepayments

Any prepayment of the Loans (other than a repayment pursuant to Clause 7.1 (Illegality), Clause 7.2 (Change of control) or Clause 7.8 (Replaceable Lender)) shall be applied in proportion to each Lender’s Pro Rata Share under the relevant Tranche rateably.

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on each Interest Payment Date.

8.3	Default interest

(a)

If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment or award) at a rate which is two per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non- payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Facility Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(b)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to each Loan.

9.	INTEREST PERIODS

9.1	Interest Periods

(a)	The Interest Period of each Loan will be one Month.

(b)	Each Interest Period for a Loan shall start on the Utilisation Date for that Loan or (if a Loan has already been made) on the last day of the preceding Interest Period of that Loan.

(c)	An Interest Period for a Loan shall not extend beyond the Maturity Date.

(d)	The first Interest Period of the Tranche B Loan shall end on the last day of the then current Interest Period of the Tranche A Loan.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Cost of funds: If no Screen Rate is available for LIBOR for:

(i)	the currency of that Loan; or

(ii)	the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate,

there shall be no LIBOR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Market disruption

If:

(a)

(where there is more than one Lender) before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Market would be in excess of LIBOR for such Loan and such Interest Period; or

(b)

(where there is only one Lender) the Lender notifies the Borrower (through the Facility Agent) that (i) the cost to it of obtaining matching deposits in the Relevant Market would be in excess of LIBOR for such Loan and such Interest Period, and (ii) its funding cost is in excess of LIBOR of such Loan and such Interest Period primarily due to general market conditions affecting banks generally rather than solely as a result of credit related concerns specifically relating to that Affected Lender or any of its Affiliates, then Clause 10.3 (Cost of funds) shall apply to such Loan for such Interest Period.

10.3	Cost of funds

(a)

If the events described in paragraph (b) of Clause 10.1 (Unavailability of Screen Rate) or Clause 10.2 (Market disruption) occurs and is continuing in relation to any Loan for any Interest Period, then the rate of interest on each Lender’s share (but, in respect of a market disruption event under Clause 10.2 (Market disruption) only, only if such affected Lender has delivered a notification pursuant to Clause 10.2 (Market disruption)), the rate of interest on that Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before the first day of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding that Loan from whatever source it may reasonably select, but (in the case of Clause 10.2 (Market disruption) only) the rate of interest applicable to each Lender’s share of that Loan (other than any Lender to which the foregoing applies and has notified the Facility Agent of such rate applicable to it within the time specified in paragraph (ii) above) for such Interest Period shall be determined in accordance with Clause 8.1 (Calculation of interest).

(b)

If this Clause 10.3 applies and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4	Notification to Borrower

If Clause 10.3 (Cost of funds) applies, the Facility Agent shall, as soon as is practicable, notify the Borrower.

10.5	Break Costs

(a)

The Borrower shall, within three Business Days of demand by the Facility Agent for the account of a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in the Fee Letter.

12.	TAX GROSS-UP AND INDEMNITIES

12.1	Tax definitions

(a)	In this Clause 12:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)

All payments to be made by an Obligor party hereto to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless that Obligor is required to make a Tax Deduction, in which case the sum payable by that Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Borrower shall promptly upon becoming aware that any Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower.

(c)

If an Obligor party hereto is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Obligor shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)

Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Facility Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)

any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)

any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located;

(iii)	to the extent a cost, loss or liability is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(iv)	a FATCA Deduction required to be made by a Party.

(b)

A Finance Party intending to make a claim under paragraph (a) above shall notify the Facility Agent of the event giving rise to the claim, whereupon the Facility Agent shall notify the Borrower thereof.

(c)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Facility Agent.

12.4	Tax credit

If an Obligor party hereto makes a Tax Payment and the Finance Party (to which such Tax Payment relates) determines that:

(a)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

then that Finance Party shall pay an amount to that Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

12.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)

within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document (except in the case of any assignment or transfer pursuant to Clause 23 (Changes to the Lenders)).

12.6	Indirect tax

(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

13.	INCREASED COSTS

13.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation, in each case, made after the date of this Agreement. The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax made after the date of this Agreement.

(b)	In this Agreement:

“Basel II” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III).

“Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)

a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in a Loan or an Unpaid Sum.

13.2	Increased cost claims

(a)

A Finance Party (other than the Facility Agent) intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party (other than the Facility Agent) shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 12.3 (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(e)

attributable to the implementation or application of or compliance with Basel II or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(f)

attributable to the implementation or application of or compliance with Basel III or any other law or regulation which implements Basel III, whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates (unless that Increased Cost is incurred as a result of any amendment or change in (i) Basel III or (ii) any other law or regulation which implements Basel III (including in its interpretation, administration or application and whether pursuant to publications of any further guidance or standards referred to in paragraph (iii) of the definition of Basel III or otherwise), which amendment or change is (in each case) made after the date on which the relevant Finance Party became a Party); or

(g)

attributable to compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or regulation made under, or connected with, that Act (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

14.	MITIGATION BY THE LENDERS

14.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs), including in relation to any circumstances which arise following the date of this Agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)

If any sum due from an Obligor party hereto under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against any Obligor; or

(ii)

obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)

Each Obligor party hereto waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

Each Obligor party hereto jointly and severally shall, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date or in the relevant currency, including any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of its gross negligence or wilful misconduct, as finally judicially determined by a court of competent jurisdiction); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3	Indemnity to the Facility Agent

Each Obligor party hereto jointly and severally shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

15.4	Indemnity to the Security Agent

(a)	Each Obligor party hereto jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)

acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

16.	COSTS AND EXPENSES

16.1	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent, or (b) an amendment is requested or agreed pursuant to Clause 38.3 (Replacement of Screen Rate), then the Borrower shall, within three Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.2	Enforcement and preservation costs

Each Obligor party hereto jointly and severally shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

17.	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity

The Target irrevocably and unconditionally:

(a)

guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents (including, without limitation, all amounts which, but for any US Debtor Relief Law, would become due and payable and all interest accruing after the commencement of any proceeding under a US Debtor Relief Law at the rate provided for in the relevant Finance Document, whether or not allowed in any such proceeding);

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Target under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

Notwithstanding anything to the contrary herein, upon any Automatic Acceleration Event any presentment, demand, protest or notice of any kind required by the foregoing clauses are expressly waived.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Target under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Target under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

The Target waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Target under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Target shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Target or on account of the Target’s liability under this Clause 17.

17.7	Deferral of guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Target will not exercise or otherwise enjoy the benefit of any right which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Target has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If the Target shall receive any benefit, payment or distribution in relation to any such right it shall hold that benefit, payment or distribution (or so much of it as may be necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be paid in full) on trust for the Finance Parties, and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

17.8	Guarantee Limitation - Fraudulent Conveyance

Any term or provision of this Clause 17 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which the Target shall be liable under this Agreement or any other Finance Document shall in no event exceed an amount equal to the largest amount that would not render the Target’s obligations under this Agreement subject to avoidance under applicable US Debtor Relief Laws, in all cases before taking into account any liabilities under any other guarantee by the Target.

17.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.	REPRESENTATIONS

Each of the Borrower (with respect to itself and (where applicable) members of the Borrower Group) and the Target (with respect to itself and (where applicable) its Subsidiaries) makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement.

18.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

18.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it in any material respect;

(b)	its constitutional documents or any of its Subsidiaries’ constitutional documents in any material respect; or

(c)	any other agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets which has or is reasonably likely to have a Material Adverse Effect.

18.4	Power and authority

It has (or will have by the time of execution of the relevant Finance Document) the power to enter into, perform and deliver, and has taken (or will have taken prior to the time of execution) all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.5	Validity and admissibility in evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)

for it and its Subsidiaries to carry on their business, and which are material, have been obtained or effected and are in full force and effect, subject to the Legal Reservations and the Perfection Requirements.

18.6	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of the governing law in each of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)

Subject to the Legal Reservations, any judgment or arbitral award obtained from any court or arbitral tribunal to whose jurisdiction it submits from time to time in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.7	Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document, provided, however, that Target and Borrower may be liable to the U.S. taxing authorities in connection with any payment Target makes on behalf of the Borrower that is treated as a deemed dividend for U.S. federal income tax purposes.

18.8	No filing or stamp taxes

Except for the Perfection Requirements, it is not necessary under the law of its jurisdiction of incorporation that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.9	No default

(a)	No Event of Default is continuing or would reasonably be expected to result from the making of the Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

18.10	No misleading information

Except as disclosed to the Facility Agent in writing prior to the date of this Agreement:

(a)

all written factual information (other than information of a general economic nature) contained in, or provided by or on behalf of any Obligor or any Affiliate of any Obligor (or any of their respective advisers and/or representatives) for the purposes of, the Information Package and/or otherwise made available in writing for the purpose of the Original Lender’s assessment of the transactions contemplated under the Finance Documents, was, taken as a whole, true and accurate in all material respects;

(b)

the expressions of opinions and/or intention provided in the Information Package or otherwise made available in writing for the purpose of the Original Lender’s assessment of the transactions contemplated under the Finance Documents were arrived at after careful consideration and were based on reasonable grounds at the time of being made (provided that nothing in this paragraph (b) shall require any Obligor to review or make any enquiry in relation to matters within the technical or professional expertise of any adviser preparing any report or any other technical expert or professional);

(c)

any financial projections or forecasts contained in the Information Package or otherwise made available in writing for the purpose of the Original Lender’s assessment of the transactions contemplated under the Finance Documents (the “Projections”) have been prepared on the basis of historical financial information and in good faith on the basis of assumptions believed by the Borrower to be reasonable (as at the time of preparation), it being understood that the Projections are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrower and that no assurances can be given that the Projections will be realised;

(d)

no event or circumstance has occurred or arisen and no information has been withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package (when taken as a whole) or otherwise made available in writing for the purpose of the Original Lender’s assessment of the transactions contemplated under the Finance Documents (when taken as a whole) being untrue or misleading in any material respect as at its stated date (or, if none, as at the date on which it is provided to the Finance Parties); and

(e)

all other written information (including information provided through electronic communications) relating or supplemental to the Information Package, or pursuant to the terms of the Finance Documents, supplied by or on behalf of any Obligor or any Affiliate of any Obligor (or any of their respective advisers and/or representatives) to any Finance Party (or any advisers or representatives thereof) is true, accurate and is, taken as a whole, not misleading in any material respect as at the date it was given.

18.11	Financial statements

(a)

The Borrower’s financial statements most recently supplied to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)

The Borrower’s financial statements most recently supplied to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations for the period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)	There has been no material adverse change in the Borrower’s business or financial condition (or the business or consolidated financial condition of the Borrower Group) since 31 December 2018.

18.12	Pari passu ranking

Subject to the Legal Reservations, its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.13	No proceedings

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

18.14	No breach of laws

(a)	It has not and none of its Subsidiaries have breached any law or regulation where such breach has or is reasonably likely to have a Material Adverse Effect.

(b)

It has not breached any laws or regulations with respect to market abuse, insider dealing, market manipulation and/or disclosure of interests in or relating to the Shares and is not otherwise in possession of any inside information or other material non-public information in relation to it and/or the Shares and has not used any such information in breach of any laws or regulations.

18.15	No debt

As at the date of this Agreement and the first Utilisation Date, neither it nor any of its Subsidiaries has any Financial Indebtedness other than under the Finance Documents, the Existing Infront Facility Agreement, the Existing WEH Facility Agreement or any other Permitted Financial Indebtedness.

18.16	No Security

As at the date of this Agreement and the first Utilisation Date, neither it nor any of its Subsidiaries has created or permitted any Security or Quasi-Security over any of its assets other than in connection with the Existing Infront Facility Agreement, the Existing WEH Facility Agreement or any other Permitted Security.

18.17	Ownership

As at the date of this Agreement and the first Utilisation Date, 71.10 per cent. of the Borrower’s issued share capital is legally and beneficially, directly or indirectly, owned and controlled by the Parent.

18.18	Group Structure Chart

As at the first Utilisation Date, the Group Structure Chart delivered to the Facility Agent pursuant to Part I of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects.

18.19	Ranking

Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

18.20	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

18.21	Shares

The shares of WEH which are subject to Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of WEH do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of WEH (including any option or right of pre-emption or conversion).

18.22	Sanctions

No member of the Borrower Group is, nor is any of the directors or officers of any member of the Borrower Group, a Restricted Party, and no member of the Borrower Group acts directly or indirectly on behalf of a Restricted Party.

18.23	Anti-money laundering

(a)

The operations of each member of the Borrower Group are, and have been, conducted at all times in compliance with applicable financial record keeping and reporting requirements and anti-money laundering statutes in each of the jurisdictions in which it is incorporated or domiciled (as the case may be) and of all jurisdictions in which each member of the Borrower Group conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Anti-Money Laundering Laws”); and

(b)

no action, suit or proceeding by or before any court or Governmental Agency, governmental authority or body or any arbitrator involving any member of the Borrower Group with respect to Anti-Money Laundering Laws is pending and, to the best of the knowledge and belief of each member of the Borrower Group having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

18.24	Anti-corruption Law

(a)	Each member of the Borrower Group and each of their officers, directors, employees and agents is in compliance with applicable Anti-Corruption Laws.

(b)	Each member of the Borrower Group has instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

18.25	Immunity

(a)

The entry into by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

(b)	It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

18.26	Environmental compliance

It and each of its Subsidiaries is in compliance with all Environmental or Social Law and Environmental or Social Approvals, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

18.27	Environmental or Social Claims

No Environmental or Social Claim has been commenced or (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect.

18.28	Intercompany indebtedness

None of the Borrower, the Target and any member of the WEH Group owes any Financial Indebtedness to any other member of the Group or any of their respective Affiliates, except for (a) any Financial Indebtedness which is the subject of a Subordination Deed or (b) any Financial Indebtedness owing by a member of the WEH Group to another member of the WEH Group.

18.29	Federal Reserve Regulations

(a)	It is not engaged and will not engage in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b)

None of the proceeds of any Loan will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Financial Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any part of any Loan to be considered a “purpose credit” within the meaning of Regulation U or Regulation X.

18.30	Investment companies

None of itself, the Parent or any member of the Borrower Group is or is required to be registered as an “investment company” under the US Investment Company Act of 1940.

18.31	ERISA and Multiemployer Plans

Neither it nor any of its ERISA Affiliates maintains, contributes to, or has any actual or contingent, direct or indirect obligation to maintain or contribute to, or has, at any time within the past six years, maintained, contributed to or had any actual or contingent obligation to maintain or contribute to, any employee benefit plan that is subject to Title I or Title IV of ERISA or section 4975 of the Code.

18.32	Repetition

(a)

The Repeating Representations are deemed to be made by the Borrower and the Target by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

(b)

Paragraphs (a) to (d) of Clause 18.10 (No misleading information) are deemed to be made by the Borrower and the Target by reference to the facts and circumstances then existing on the date on which the Information Package (or part of it) is released to the Arranger for distribution in connection with syndication or sell-down of all or any part of the Facility.

19.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

(a)

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders each financial statement required (or would have been required if the Borrower was subject to the reporting requirements of Section 13(a) or 15(d) of the US Exchange Act) to be submitted by the Borrower as a foreign private issuer to the SEC promptly following the date on which such financial statement is first published on EDGAR or any website maintained by or on behalf of the Borrower (but in any event by no later than five Business Days after the date by which such financial statement is required (or would have been required if the Borrower was subject to the reporting requirements of Section 13(a) or 15(d) of the US Exchange Act) to be published on EDGAR or any website maintained by or on behalf of the Borrower by any applicable law or regulation, the SEC or rules of NASDAQ).

(b)

In lieu of delivery of a paper counterpart of any financial statement required to be delivered to the Facility Agent pursuant to this Clause 19.1, to the extent such financial statement has been published on EDGAR and/or on its website, the Borrower may send to the Facility Agent notice that such financial statement is available on EDGAR or its website and delivery of such notice shall satisfy the relevant obligation of the Borrower under this Clause 19.1 to deliver such financial statement; provided, however, that if the Facility Agent is unable to access EDGAR or the Borrower’s website, the Borrower agrees to provide the Facility Agent with paper copies of the relevant financial statement promptly following notice from the Facility Agent.

19.2	Compliance Certificate

The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) of Clause 19.1 (Financial statements), a Compliance Certificate, with such Compliance Certificate (if it relates to the financial statements of the Borrower for its Financial Year or Financial Half-Year) setting out (in reasonable detail) computations as to compliance, with respect to the First Test Date only, with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

19.3	Requirements as to financial statements

(a)

Each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) must give a true and fair view of (in the case of any such financial statements which are audited) or fairly represent (in the case of any such financial statements which are unaudited) the financial condition of the relevant person as at the date as at which those financial statements were drawn up.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP.

19.4	Provision of non-public information

Notwithstanding any other provision of any Finance Document, the Borrower shall not provide to any Finance Party any material non-public information in relation to it and/or the Shares. If any notice or communication is required to be delivered or made by the Borrower under this Agreement that would include or would itself constitute material non-public information in relation to it and/or the Shares, the Borrower must:

(a)	to the extent possible make such notice or communication without inclusion of the relevant information; and

(b)

before the required time by which such notice or communication is required to be delivered, contact the Facility Agent to discuss whether and on what terms such information may be provided (at the determination of the Facility Agent based on counsel’s advice) to the Facility Agent, provided that:

(i)	the Facility Agent may decline to receive or discuss any such information in its sole discretion and shall promptly notify the Borrower of the same; and

(ii)

upon notification by the Facility Agent, the Borrower shall contact each Lender directly to discuss whether that Lender would like to receive such information, and on what terms such information may be provided to each Lender which has elected to receive such information.

19.5	Information: Sale of the Target

The Borrower shall:

(a)	provide regular and timely updates to the Facility Agent with respect to the proposed sale of the shares of, or all or substantially all of the assets of, the Target (“sale of the Target”);

(b)	promptly upon request by the Facility Agent, confirm the latest status regarding the proposed sale of the Target;

(c)	provide the following documents and information to the Facility Agent:

(vii)	prior to its entry into the SPA, advanced drafts and final form of the SPA promptly upon the same becoming available;

(viii)	prior to the closing date under the SPA, a funds flow memorandum relating to the same;

(ix)	promptly, such other evidence or document relating to the SPA as reasonably requested by the Facility Agent; and

(x)	promptly, a copy of any amendment, waiver or supplement to or under the SPA which is material, or any assignment or transfer made by any party under the SPA.

19.6	Information: miscellaneous

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Finance Parties, if the Facility Agent so requests):

(a)	all documents dispatched by the Borrower to its shareholders or by any member of the Borrower Group to its creditors generally at the same time as they are dispatched;

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Borrower Group or any Obligor and which might, if adversely determined, have a Material Adverse Effect;

(c)

promptly, such further information regarding the financial condition, business and operations of any member of the Borrower Group or any Obligor as any Finance Party (through the Facility Agent) may reasonably request;

(d)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents; and

(e)	promptly, notice of any change in authorised signatories of any Obligor signed by a director or company secretary of such Obligor accompanied by specimen signatures of any new authorised signatories.

19.7	Notification of default

(a)	The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

Promptly on request by the Facility Agent, the Borrower must supply to the Facility Agent a certificate, signed by one of its directors on its behalf, certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.8	Use of websites

(a)

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Facility Agent.

(b)

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it, unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(c)

The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(d)	The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(e)

If the Borrower notifies the Facility Agent under paragraph (d)(i) or paragraph (d)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form.

(f)

Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within 10 Business Days.

19.9	“Know your customer” checks

(a)

The Borrower shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Facility Agent, such Lender or any prospective new Lender to conduct all “know your customer” and other similar procedures that it is required to conduct.

(b)

Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to conduct all “know your customer” and other similar procedures that it is required to conduct.

20.	FINANCIAL COVENANTS

20.1	Financial condition

The Borrower shall ensure that:

(a)	the Adjusted Leverage Ratio on the First Test Date in respect of the Relevant Period ending on the First Test Date shall not exceed 5.0:1; and

(b)	the Interest Cover on the First Test Date in respect of the Relevant Period ending on the First Test Date shall be not less than 2.0:1.

20.2	Financial testing

(a)

The financial covenants set out in Clause 20.1 (Financial condition) shall be tested by reference to the financial statements of the Borrower delivered pursuant to paragraph (a) of Clause 19.1 (Financial statements) and Compliance Certificates delivered pursuant to Clause 19.2 (Compliance Certificate) in respect of the Relevant Period (if they relate to the financial statements of the Borrower for its Financial Year).

(b)

Prior to the delivery of the relevant financial statements for the First Test Date, and for the purpose of calculating the Adjusted Leverage Ratio to determine whether any particular leverage ratio based action is permitted in accordance with the terms of this Agreement, the Adjusted Leverage Ratio shall be calculated by reference to the audited consolidated financial statements for the Borrower for its financial year ended 31 December 2018, unless more recent audited consolidated financial statements are available, in which case, that set of financial statement shall be used to calculate the Adjusted Leverage Ratio when determining whether any leverage ratio based action is permitted.

(c)

To the extent the Adjusted Leverage Ratio is used as the basis (in whole or part) for determining whether any transaction or activity is permitted or making any determination under any Finance Document (including on a pro forma basis) at any time after the First Test Date, Total Net Debt as at the First Test Date shall (for the purposes of such determination only) be deemed to have been reduced to take into account any repayment of Financial Indebtedness of any member of the Borrower Group made after the First Test Date but on or before the date of such determination (as if such repayment were made on the First Test Date) and shall be deemed to have been increased to take into account any incurrence or assumption of Financial Indebtedness by any member of the Borrower Group after the First Test Date but on or before the date of such determination (as if such incurrence or assumption were made on the First Test Date), and the Adjusted Leverage Ratio as at the First Test Date or for the Relevant Period ending on the First Test Date shall, for the purposes of such determination, be determined accordingly.

(d)

If any operating lease is, from time to time, required to be treated as a Finance Lease, it shall be treated for the purposes of calculating the financial covenants set out in Clause 20.1 (Financial condition) in accordance with GAAP in force prior to 1 January 2019.

(e)

For the purpose of calculating the financial covenants set out in Clause 20.1 (Financial condition), no item shall be included or excluded or otherwise taken into account more than once in any calculation.

(f)

For the purposes of calculating the financial covenants set out in Clause 20.1 (Financial condition) in respect of any period, where an amount is not denominated in euro, that amount shall be converted into euro consistent with the exchange rate methodology applied in the financial statements delivered pursuant to Clause 19.1 (Financial statements) and if hedging has been entered into, then:

(i)

(in the case of balance sheet items or items required to be determined as at the last day of such period) at the exchange rate(s) as used in respect of such balance sheet item or items in the preparation of the applicable financial statements (relevant to the period ending on the last day of such first mentioned period) or, to the extent that the applicable member of the Borrower Group has entered into any hedging to hedge currency exposure in respect of such item or items, at such hedged rate; or

(ii)

(in the case of profit and loss account items or items required to be determined over the course of such period) at the exchange rate used in respect of such profit and loss account item or items required to be determined over the course of such period in the preparation of the applicable financial statements (relevant to such period) or, to the extent that the applicable member of the Borrower Group has entered into any hedging to hedge currency exposure in respect of such item or items, at such hedged rate.

20.3	Financial definitions

In this Clause 20:

“Adjusted EBITDA” means, in relation to a Relevant Period, EBITDA for that Relevant Period adjusted by:

(a)

including the operating profit before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as EBITDA) of a member of the Borrower Group (or attributable to a business or assets) acquired during the Relevant Period for that part of the Relevant Period prior to its becoming a member of the Borrower Group or (as the case may be) prior to the acquisition of the business or assets; and

(b)

excluding the operating profit before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as EBITDA) attributable to any member of the Borrower Group (or to any business or assets) disposed of (and ceasing to be a member of the Borrower Group) during the Relevant Period for that part of the Relevant Period.

“Adjusted Leverage Ratio” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period.

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount of any Financial Indebtedness of any member of the Borrower Group excluding:

(a)	indebtedness owed by one member of the Borrower Group to another member of the Borrower Group;

(b)	all pension related liabilities; and

(c)

the included value or amount of any Financial Indebtedness constituting any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account), or the amount of any liability in respect of any guarantee or indemnity for any such Financial Indebtedness.

“Cash Equivalent Investments” means investments that are short term investments (excluding equity investments) which are readily convertible into cash without incurring any significant premium or penalty.

“Consolidated Net Interest Expense” means, in respect of any Relevant Period, the aggregate amount of interest (and amounts in the nature of interest) accrued, paid or payable in respect of Borrowings by any member of the Borrower Group in respect of that Relevant Period:

(a)	excluding any such obligations owed to any other member of the Borrower Group or that is otherwise subordinated to the Facility;

(b)

excluding (i) premia, fees and costs payable on repayment, prepayment or purchase of Borrowings, (ii) costs relating to any Permitted Acquisition, (iii) any amortisation of any such fees, costs or premia (including any amount falling within (i) to (ii) above), (iv) any capitalised interest or other non-cash return, (v) any withholding tax (or gross up obligation) on interest received or paid, (vi) any amounts that are payable in respect of any Borrowings that are repaid (including by way of acquisition) as part of any Permitted Acquisition, (vii) any realised or unrealised gains or losses on any financial instrument, (viii) any one-off cash payments, premia, fees, costs or expenses in connection with the purchase of, or which arise upon maturity, close-out or termination of, any interest rate hedging arrangements, or any amortisation thereof, and (ix) any one-off or similar non-recurring fees (including any consent or amendment fee) or any amortisation thereof;

(c)	including the interest element of payments in respect of any Finance Lease; and

(d)	deducting any interest payable in that Relevant Period to any member of the Borrower Group (other than by another member of the Borrower Group) on any cash or Cash Equivalent Investment.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Borrower Group (excluding the results from discontinued operations) (without double counting):

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments (including arrangement, underwriting, upfront and participation fees, agency fees and similar fees and costs) whether paid, payable or capitalised by any member of the Borrower Group (calculated on a consolidated basis) in respect of the Relevant Period;

(b)	before deducting any amount of Tax paid, payable or accruing for payment by any member of the Borrower Group during that Relevant Period;

(c)	not including any accrued interest owing to any member of the Borrower Group;

(d)

after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Borrower Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(e)	after adding back (to the extent otherwise deducted) any non-cash provision, charge, cost or expense in each case related to:

(i)	any stock option incentive or management equity plan (including any termination thereof); or

(ii)	any share, equity, phantom equity, warrant or option-based compensation of officers, directors or employees of members of the Borrower Group accrued during that Relevant Period;

(f)	before taking into account any exceptional, one off, non-recurring or extraordinary items, including those arising on:

(i)	any Restructuring Costs;

(ii)	disposals, revaluations, write downs or impairment of assets;

(iii)	disposals of assets associated with discontinued operations; and

(iv)	exceptional, one-off, non-recurring or extraordinary items that is included as an adjustment in the financial statements filed by the Borrower with the SEC;

(g)	before deducting any business acquisition costs;

(h)	before taking into account:

(i)	any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); or

(ii)	exchange rate gains or losses arising due to the re-translation of balance sheet items;

(i)

before taking into account any income, service costs, expenses or charge (including any deemed finance charge) attributable to a pension or post-employment benefit scheme other than the current service costs attributable to that scheme;

(j)	before taking into account and without any double counting any gains or losses arising on:

(i)	disposals or write downs of non-current assets;

(ii)	litigation settlements; or

(iii)	Debt Purchase Transactions;

(k)	before taking into account:

(i)	any payments permitted to be paid to the Facility Agent, the Security Agent, or any agent or security agent in respect of any other Financial Indebtedness;

(ii)

costs of any member of the Borrower Group which is a holding company with no operations, business, employees, assets or liabilities other than the holding of shares in and advance of shareholder loans to its Subsidiaries; and

(iii)	any Permitted Payments,

in each case during that Relevant Period;

(l)	after deducting (to the extent otherwise included) any other non-cash gain, and after adding back (to the extent otherwise deducted) any other non-cash expense;

(m)

after adding back (to the extent otherwise deducted) any expense in relation to amounts paid by any member of the Borrower Group in respect of the purchase of shares (or rights in respect of shares) in members of the Borrower Group from directors, officers or employees of the Borrower Group upon termination of the employment of such employees with the Borrower Group;

(n)

after adding (to the extent not otherwise included) any amounts that are paid or accrued in favour of any member of the Borrower Group during that Relevant Period under any loss of profit, business interruption or equivalent insurance in respect of lost earnings (or its equivalent); and

(o)	before taking into account any gain or loss against book value arising on a disposal (other than in the ordinary course of trading) or from an upward or downward revaluation of any other asset,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Borrower Group before taxation.

“Financial Half-Year” means the period commencing on the day after one Half-Year Date and ending on the next Half-Year Date.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Borrower Group or (as applicable) the Group ending on or about 31 December in each year.

“First Test Date” means 31 December 2019.

“Half-Year Date” means each of 30 June and 31 December.

“Interest Cover” means, in respect of any Relevant Period, the ratio of Adjusted EBITDA for that Relevant Period to Consolidated Net Interest Expenses for that Relevant Period.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means the period of 12 months ending on the First Test Date.

“Restructuring Costs” means any cost and expense incurred in connection with the restructuring of the activities of an entity (including for the avoidance of doubt, all costs and expenses relating to employee relocation, retraining, redundancy, compliance costs and expenses, closure, business interruption and make-good costs, refitting and refurbishment costs, asset relocation costs not capitalised, consultants’ and recruitment fees, legal fees, compensation to departing management and head-count reduction, signing costs, retention or completion bonuses, asset write-downs, temporary costs associated with transactional services and costs of new personnel, adjustments for sold businesses, reorganisation and other restructuring or cost-cutting measures, the expansion, integration, rationalisation, branding, re-branding, start-up, optimization, reduction or elimination of product lines, assets or businesses, the consolidation, relocation, opening or closure of retail, administrative or production locations and other similar items (for the avoidance of doubt, excluding any related capital expenditure), curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), implementation of any enhanced accounting function and creation or reversal of any related provisions) and reversals of any provision for the cost of restructuring.

“Total Net Debt” means at any time the aggregate amount of all obligations of members of the

Borrower Group for or in respect of Borrowings at that time:

(a)	including current interest-bearing liabilities and non-current interest-bearing liabilities;

(b)	excluding any such obligations to any other member of the Borrower Group;

(c)	deducting any liabilities that may be subordinated to that of the Facility; and

(d)	deducting the aggregate amount of cash and Cash Equivalent Investments held by any member of the Borrower Group at such time,

and so that no amount shall be included or excluded more than once.

21.	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations

Each of the Borrower and the Target shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required to enable it to perform its obligations under the Finance Documents and (subject to the Legal Reservations, the Perfection Requirements and the registration with SAFE which shall be completed in accordance with the Parent Guarantee) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

21.2	Compliance with laws and obligations

(a)

Each of the Borrower and the Target shall (and the Borrower shall ensure that each other member of the Borrower Group will) comply in all respects with all laws, regulations and applicable listing rules to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

(b)

Each of the Borrower and the Target shall ensure that there is no restriction under any agreements and instruments which are binding on it or any of its assets, which has or is reasonably likely to have a Material Adverse Effect.

21.3	Pari passu ranking

Subject to the Legal Reservations, each of the Borrower and the Target shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.4	Negative pledge

Except for any Permitted Security or any Permitted Transaction, neither the Borrower nor the Target may (and the Borrower shall ensure that no other member of the Borrower Group will) create or allow to exist any Security or Quasi-Security on any of its assets.

21.5	Disposals

Except for any Permitted Disposal or a Permitted Transaction, neither the Borrower nor the Target may (and the Borrower shall ensure that no other member of the Borrower Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

21.6	Merger

Except for any Permitted Transaction, neither the Borrower nor the Target may (and the Borrower shall ensure that no other member of the Borrower Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

21.7	Change of business

Each of the Borrower and the Target must ensure that no substantial change is made to the general nature of its business or (in the case of the Borrower) the business of the Borrower Group from that carried on at the date of this Agreement.

21.8	Acquisitions

Except for any Permitted Acquisition or any Permitted Transaction, neither the Borrower nor the Target may (and the Borrower shall ensure that no other member of the Borrower Group will) acquire any shares or securities or any company, business, undertaking or legal entity (or, in each case, any interest in any of them) or incorporate or establish any company, corporation, undertaking or legal entity or make any investment.

21.9	Guarantees

Except for a Permitted Guarantee or a Permitted Transaction, neither the Borrower nor the Target may (and the Borrower shall ensure that no other member of the Borrower Group will) incur or allow to remain outstanding any guarantee, indemnity or other assurance against loss in respect of any obligation of any person.

21.10	Financial Indebtedness

Except for Permitted Financial Indebtedness or a Permitted Transaction, neither the Borrower nor the Target may (and the Borrower shall ensure that no other member of the Borrower Group will) incur or permit to exist any Financial Indebtedness.

21.11	Arm’s length basis

(a)

Except as permitted under paragraph (b) below, neither the Borrower nor the Target may (and the Borrower shall ensure that no other member of the Borrower Group will) enter into any transaction with any person except on arm’s length terms or more favourable terms to any member of the Borrower Group.

(b)	Paragraph (a) above does not apply to any transaction between members of the Borrower Group.

21.12	Sanctions

Each of the Borrower and the Target undertakes not to use any of the funds advanced under this Agreement directly or indirectly for business activities relating to any Restricted Country. Each of the Borrower and the Target also undertakes not to use any of the funds advanced under this Agreement directly or indirectly for business activities that are subject to Sanctions. This includes, in particular (but without limitation), business activities involving or providing benefits to any Restricted Party or Restricted Country.

21.13	Anti-Corruption Law

(a)

Each of the Borrower and the Target shall not (and the Borrower shall ensure that no other member of the Borrower Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach any applicable Anti-Corruption Laws.

(b)	Each of the Borrower and the Target shall (and the Borrower shall ensure that each other member of the Borrower Group will):

(i)	comply with, and ensure that each of its or their officers, directors, employees and agents will comply with, all applicable Anti-Corruption Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with all applicable Anti-Corruption Laws.

21.14	Limitation on Restricted Payment

Except for a Permitted Payment or a Permitted Transaction, neither the Borrower nor the Target may (and the Borrower shall ensure that no other member of the Borrower Group will), directly or indirectly, make a Restricted Payment.

21.15	Subordination of intercompany indebtedness

Each of the Borrower and the Target shall ensure that, if it proposes to incur any Financial Indebtedness from (or any Financial Indebtedness is owing by it as at the date of this Agreement to) any other member of the Group or any Affiliate of any member of the Group, such Financial Indebtedness is subordinated to the Secured Obligations pursuant to a Subordinated Deed upon or prior to the incurrence of such Financial Indebtedness (or, in the case of any such Financial Indebtedness existing as at the date of this Agreement, prior to the delivery of the first Utilisation Request).

21.16	Repatriation of proceeds

The Borrower shall ensure that none of the amounts borrowed by it under this Agreement will be repatriated to the PRC for usage (directly or indirectly whether through a third party or otherwise) by way of securities investment to the extent prohibited by the NBWD Regulations.

21.17	Taxation

Each of the Borrower and the Target shall (and the Borrower shall ensure that each member of the Borrower Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)

such payment is being contested in good faith and the costs required to contest them have been disclosed in the financial statements of the Group or otherwise adequate reserves are being maintained in relation to such costs; or

(b)	failure to pay those Taxes would not be reasonably likely to have a Material Adverse Effect.

21.18	Environmental compliance

Each of the Borrower and the Target shall (and the Borrower shall ensure that each other member of the Borrower Group will) comply and continue to be in compliance with all Environmental or Social Laws and Environmental or Social Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.19	Environmental or Social Claims

Each of the Borrower and the Target shall, promptly upon becoming aware, notify the Facility Agent of any Environmental or Social Claim current, or to its knowledge, pending or threatened against it or any of its Subsidiaries which has or, if substantiated, is reasonably likely to have a Material Adverse Effect.

21.20	ERISA and Multiemployer Plans

Neither the Borrower nor the Target will establish, become party to or incur any liability under any employee benefit plan of the type referred to in Clause 18.31 (ERISA and Multiemployer Plans).

21.21	Federal Reserve Regulations

The Borrower shall use the Facility without violating Regulations T, U and X.

21.22	Further assurance

(a)

Each of the Borrower and the Target shall (and the Borrower shall procure that WEH will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each of the Borrower and the Target shall (and the Borrower shall procure that WEH will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

21.23	Constitutional documents

The Target shall ensure that WEH shall not amend its memorandum or articles of association, except for amendments which could not be reasonably expected to materially and adversely affect the interests of the Finance Parties.

21.24	Ranking of Security

Subject to the Legal Reservations and the Perfection Requirements, each of the Borrower and the Target shall ensure that the Transaction Security has first ranking priority and will not be subject to any prior ranking or pari passu ranking Security.

21.25	DSRA

(a)	The Borrower shall prior to the delivery of the first Utilisation Request establish, and thereafter maintain, the DSRA.

(b)	The Borrower shall maintain the DSRA for the sole purposes of:

(i)	receiving the proceeds of the Tranche B Loan; and

(ii)	receiving the consideration and other amounts payable under the SPA in respect of the Disposal of the entire issued share capital of the Target or all or substantially all of the assets of the Target.

(c)	The Borrower shall ensure that, at all times starting from the first day of the 8th Month after the first Utilisation Date, the DSRA has a balance which is not less than the DSRA Required Balance.

(d)	No withdrawal from the DSRA is permitted except for:

(i)

payment of accrued interest on the Loans (under each Tranche) due and payable on the 3rd to 7th Interest Payment Dates for the Tranche A Loan (and each Interest Payment Date falling on such dates for the Tranche B Loan); and

(ii)	mandatory prepayment of the Loans, accrued interest and other amounts payable under the Finance Documents pursuant to Clause 7.3 (Mandatory prepayment – Disposal of Target).

21.26	Conditions subsequent

(a)	Sale of the Target – appointment of CS

If no SPA has been entered into on or prior to the date falling three Months after the first Utilisation Date, then, upon the expiry of such three Month period, the Borrower hereby appoints Credit Suisse AG, Singapore Branch, Credit Suisse Securities (USA) LLC and/or any of their respective Affiliates (as may be designated by the Arranger) (together, “CS”) to manage the process of the sale of the Target on behalf of the Borrower, such that CS will run a sale process targeting potential buyers of the Target globally and (based on binding offers received) negotiate (together with the Borrower) the SPA with potential buyers with a view to achieve signing of the SPA within eight Months after the first Utilisation Date. Such engagement shall be governed by the terms of the existing engagement letter dated 10 January 2020 entered into between Credit Suisse Securities (USA) LLC and the Borrower (the “Existing EL”) provided that if, in CS’ opinion, the Existing EL does not extend to or is insufficient or ineffective to cover such engagement, the Borrower shall promptly upon CS’ request enter into an engagement letter with CS on substantially the same terms as the Existing EL (with necessary adjustments) to govern such engagement.

(b)	Assignment of SPA

(i)	The Disposing Entity shall, prior to or simultaneously with its entry into the SPA, enter into an Assignment of SPA in favour of the Security Agent.

(ii)	The Disposing Entity shall:

(A)

ensure that the consideration and any other amounts (or such part thereof equal to the Secured Obligations) payable to it under the SPA are paid directly into an account designated by the Facility Agent or, as applicable, the DSRA in accordance with paragraph (b) of Clause 7.3 (Mandatory prepayment – Disposal of Target), and specify such account or the DSRA (as applicable) as its receiving account (or one of its receiving accounts, as applicable) for the purpose of the SPA; and

(B)	not assign or transfer any of its rights or obligations under the SPA, except for the assignment of its rights and interests pursuant to the Assignment of SPA.

(c)	Go-to-market

(i)

If the Facility has not been repaid or prepaid in full on the date falling 6 Months after the first Utilisation Date, the Borrower shall cooperate with the Arranger in good faith to take steps to raise funds for the purpose of refinancing the Facility in full, whether by way of borrowing, any other issuance of debts or any debt or equity capital markets transaction (including but not limited to the issuance, sale or placement of bonds, notes, other debt or hybrid debt securities, or any class of equity or equity-linked instruments).

(ii)

The Borrower hereby grants to the Arranger (or any Affiliate designated by the Arranger) a right of first refusal and the right to match the terms of the most favourable offer made by any other person to the Borrower in respect of any transaction referred to in paragraph (i) above, to act as underwriter, placement agent or initial purchaser and bookrunner and/or mandated lead arranger and bookrunner, as the case may be, in connection with the relevant transaction. Nothing in this Clause shall constitute or be deemed to constitute a commitment by the Arranger or any of its Affiliates to arrange or provide any such refinancing, nor a representation that such refinancing can be arranged or provided.

(d)	Conditions precedent in respect of Finance Documents entered into after the delivery of the first Utilisation Request

In respect of each Transaction Security Document or Subordination Deed entered into after the date of the first Utilisation Request, the Borrower shall procure the delivery of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) to the Facility Agent (each in form and substance satisfactory to the Agents) at or about the same time as such Finance Document is entered into (or by such later time as permitted by the terms of such Finance Document).

(e)	DSRA and UCC filing

The Borrower shall, within five Business Days of the initial Utilisation Date:

(i)	ensure that the DSRA is opened with the Security Agent; and

(ii)	deliver the following evidence to the Facility Agent:

(A)	that any process agent referred to in the DSRA Charge has accepted its appointment; and

(B)	that the filing of UCC initial financing statements in the applicable jurisdiction in respect of the WEH Share Charge has been completed.

22.	EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this Clause 22 (other than Clause 22.14 (Acceleration)) is an Event of Default.

22.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date.

22.2	Specific obligations

An Obligor fails to comply with any of its obligations under:

(a)	Clause 20 (Financial Covenants); or

(b)	Clause 21.26 (Conditions subsequent).

22.3	Other obligations

(a)

Any party to a Finance Document other than a Finance Party does not comply with any provision of that Finance Documents (other than those referred to in Clauses 22.1 (Non- payment) and 22.2 (Specific obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days (or, in relation to Clause 21.25 (DSRA) or Clause 21.15 (Subordination of intercompany indebtedness), five Business Days) of the earlier of the Facility Agent giving notice to the Borrower and the Borrower becoming aware of the failure to comply.

22.4	Misrepresentation

(a)

Any representation or statement made or deemed to be made by any party to a Finance Document other than a Finance Party in the Finance Documents or any other document delivered by or on behalf of such party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the circumstances giving rise to the representation or statement being incorrect or misleading in any material respect are capable of remedy and are remedied within 30 days of the earlier of the Facility Agent giving notice to the Borrower and the Borrower becoming aware of the circumstances giving rise to the representation or statement being incorrect or misleading in any material respect.

22.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$100,000,000 (or its equivalent in any other currency or currencies).

22.6	Insolvency

(a)

A member of the Group is or is presumed or deemed (pursuant to applicable law) to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of any member of the Group.

22.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other formal procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group (other than a solvent liquidation or reorganisation of any member of the Group);

(ii)	a composition or arrangement with any creditor of any member of the Group, or an assignment for the benefit of creditors generally of any member of the Group or a class of such creditors;

(iii)

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group,

(v)	or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)

any corporate action, legal proceedings or other procedure or step which is frivolous or vexatious, or is being contested in good faith, and (in each case) is discharged, stayed or dismissed within 60 days of commencement; or

(ii)	any Permitted Transaction.

22.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of US$100,000,000 (or its equivalent) or more and is not discharged within 30 days.

22.9	Unlawfulness

(a)

Subject to the Legal Reservations and the Perfection Requirements, (i) it is or becomes unlawful for any party to a Finance Document other than a Finance Party to perform any of its obligations under the Finance Documents or (ii) any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under any Subordination Deed is or becomes unlawful.

(b)

Subject to the Legal Reservations and the Perfection Requirements and (in respect of the Parent Guarantee only) registration of the same with SAFE, any Finance Document is not effective in accordance with its terms or any Transaction Security or any subordination created under any Subordination Deed ceases to be legal, valid, binding, enforceable or effective or is alleged by any party to a Finance Document other than a Finance Party to be ineffective in accordance with its terms for any reason.

22.10	Repudiation

Any party to a Finance Document other than a Finance Party repudiates in writing a Finance Document or evidences an intention in writing to repudiate a Finance Document.

22.11	Cessation of business

The Parent, the Borrower or the Target suspends or ceases to carry on:

(a)	all or a material part of its business; or

(b)	all or a material part of the business of the Group (taken as a whole), the Borrower Group (taken as a whole) or the Target and its Subsidiaries (taken as a whole),

in each case, except as a result of a Permitted Disposal or a Permitted Transaction.

22.12	Material adverse change

Any event or circumstance, or series of events or circumstances, occurs which has a Material Adverse Effect.

22.13	Delisting and suspension of trading

The shares of the Borrower are delisted from NASDAQ, or are suspended from trading on NASDAQ for a period of seven consecutive trading days or more.

22.14	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(i)

cancel all or any part of any Commitment under any Tranche (and reduce such Commitment accordingly), whereupon all or the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly);

(ii)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(iv)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)

If an Event of Default under Clause 22.6 (Insolvency) or Clause 22.7 (Insolvency Proceedings) shall occur in a US court of competent jurisdiction (an “Automatic Acceleration Event”) in respect of the Borrower, then without notice to the Borrower or any other person, or any other act by the Facility Agent or any other person, the Total Commitments shall automatically terminate and the Loans, together with all accrued interest thereon, and all other amounts owed by the Borrower under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

23.	CHANGES TO THE LENDERS

23.1	Assignments and transfers by the Lenders

(a)	Subject to this Clause 23 and to Clause 25 (Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(i)	assign any of its rights under the Finance Documents to; or

(ii)	transfer by novation any of its rights and obligations under the Finance Documents to; or

(iii)	enter into a Voting Participation with,

another person (the “New Lender”).

(b)

A Lender that assigns or transfers any part of its rights and/or obligations under the Finance Documents directly or indirectly by way of a Participation Agreement may inform the person to whom it proposes to assign or transfer such rights and/or obligations of the provisions of Clause 23.11 (Buy-Out).

(c)

Any reference in this Agreement to a Lender includes a New Lender and any person to whom rights have been assigned or transferred pursuant to Clause 23.11 (Buy-Out) but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

23.2	Conditions of assignment or transfer

(a)	The prior written consent of the Borrower is required for any assignment, transfer or entry into a Voting Participation by a Lender pursuant to this Clause 23 unless:

(i)	to a person identified on the Approved Lender List;

(ii)	to another Lender or an Affiliate of a Lender or, in the case of a Lender which is a fund or a Related Fund of such Lender;

(iii)	to or by an Issuing Entity (including where it involves any Participation granted by (including Loan Participation Obligations issued by) an Issuing Entity); or

(iv)	made at a time when an Event of Default is continuing,

provided that:

(A)	in the case of sub-paragraphs (i) and (ii) above:

(1)	the Existing Lender notifies the Borrower prior to the assignment, transfer or entry into a Voting Participation; and

(2)	no assignment, transfer or entry into a Voting Participation shall be made to a Conflicted Lender, a Defaulting Lender or a Distressed Investor; or

(B)	in the case of sub-paragraph (iii) above:

(1)	if the Existing Lender notifies the Borrower prior to the assignment or transfer by it to the Issuing Entity;

(2)

the Existing Lender has verbally communicated with the Issuing Entity the transfer restrictions under this Clause 23.2 (Conditions of assignment or transfer) with respect to a Conflicted Lender, a Defaulting Lender or a Distressed Investor; and

(3)

the Existing Lender, its Affiliate or the Issuing Entity (or any agent or representative acting on any of their behalf) has verbally communicated with each initial Participant in respect of the Participation(s) proposed to be granted by the Issuing Entity or, as applicable, each initial investor in respect of the Obligations proposed to be issued by the Issuing Entity (or, as applicable, the proposed assignee or transferee of the Issuing Entity), the transfer restrictions under this Clause 23.2 (Conditions of assignment or transfer) with respect to a Conflicted Lender, a Defaulting Lender or a Distressed Investor.

(b)

The consent of the Borrower to an assignment, transfer or entry into a Voting Participation pursuant to this Clause 23 must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)	A transfer will be effective only if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(d)	An assignment will be effective only if the procedure and conditions set out in Clause 23.6 (Procedure for assignment) are complied with.

(e)	If:

(i)	an Existing Lender assigns or transfers any of its rights or obligations under the Finance Documents to a New Lender or a Lender changes its Facility Office; and

(ii)

as a result of circumstances existing at the date such assignment, transfer or change occurs, any Obligor would be obliged to make a payment to such New Lender or such Lender acting through its new Facility Office under any provision of Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs) or any equivalent provision of any other Finance Document, then such New Lender or such Lender acting through its new Facility Office is not entitled to receive any payment under any such provision in excess of the payment which such Obligor would have been required to pay to such Existing Lender or such Lender acting through its previous Facility Office under that Clause if that assignment, transfer or change had not occurred. This paragraph (e) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(f)	If an Existing Lender assigns or transfers any of its rights or obligations under the Finance Documents to a New Lender:

(i)

such Existing Lender shall (unless agreed with such New Lender) bear its own fees, costs and expenses in connection with, or resulting from, such assignment or transfer (including any legal fees, taxes, notarial and security registration or perfection fees); and

(ii)

none of the Obligors will be required to pay to or for the account of such New Lender, or reimburse or indemnify such New Lender for, any fees, costs, Taxes, expenses, indemnity payments or other payments under a Finance Document (without prejudice to paragraph (e) above, other than any amount payable under any provision of Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs) or any equivalent provision of any other Finance Document) in excess of what that Obligor would have been required to pay to such Existing Lender immediately prior to such transfer or assignment being effected, provided that, notwithstanding the foregoing, in respect of costs, fees and expenses only, the amount thereof payable or reimbursable shall be calculated by reference to the amount of such costs, fees and expenses which such Obligor is able to demonstrate it would have been required to pay to such Existing Lender immediately prior to such transfer or assignment being effected.

(g)

Each of the Facility Agent and each Existing Lender shall be entitled to rely on a certificate of the New Lender confirming that the New Lender is not (and would not if it were a Lender be) a Defaulting Lender, a Distressed Investor or a Conflicted Lender unless it has actual knowledge that the New Lender is (or would if it were a Lender be) a Defaulting Lender, a Distressed Investor or a Conflicted Lender, and if (notwithstanding any such certificate from the New Lender) the New Lender is actually a Distressed Investor or a Conflicted Lender, the provisions of Clause 39.5 (Disenfranchisement of Conflicted Lenders, Distressed Investors and Non-Responding Lenders) shall apply.

23.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$3,500.

23.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Facility Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all necessary “know your customer” and other similar procedures that it is required to conduct in relation to the transfer to such New Lender and has received the assignment or transfer fee pursuant to Clause 23.3 (Assignment or transfer fee).

(c)	On the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been the Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger, the other Lenders and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)

The procedure set out in this Clause 23.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

23.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Facility Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all necessary “know your customer” and other similar procedures that it is required to conduct in relation to the assignment to such New Lender and has received the assignment or transfer fee pursuant to Clause 23.3 (Assignment or transfer fee).

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Applicable Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Applicable Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 23.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer).

(e)

The procedure set out in this Clause 23.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

23.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

23.8	Existing consents and waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

23.9	Exclusion of Facility Agent’s liability

In relation to any assignment or transfer pursuant to this Clause 23, each Party acknowledges and agrees that the Facility Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

23.10	Assignments and transfers to Obligor group

A Lender may not assign or transfer to any Obligor or any Affiliate of any Obligor any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

23.11	Buy-Out

(a)

Subject to the provisions of paragraphs (b) and (c) below, in the event that any consent to, waiver of, or amendment to any provision of the Finance Documents requires the consent of all Lenders but only the consent of the Majority Lenders is obtained within 21 days of the request for such consent, waiver or amendment being given to the Lenders, one or more of the Majority Lenders supporting such consent, waiver or amendment (such one or more Lenders, the “Supporting Lenders”) may by giving at least 10 days’ notice require the Lenders who have not consented to such consent, waiver or amendment (the “Dissenting Lenders”) to transfer their rights and obligations in the Loans (together with a proportionate share of their rights and obligations under the Finance Documents) to one or more of the Supporting Lenders on the date notified to such Dissenting Lenders by the Supporting Lenders (being at least five Business Days after the date of such notice) (the “Buy-Out Date”) provided that on or before the Buy-Out Date such Dissenting Lenders are paid by the Supporting Lenders (pro rata based on the principal amount owed to each Supporting Lender or otherwise as agreed by the Supporting Lenders):

(i)	the par value for the amount of the Loans to be transferred on the Buy-Out Date; and

(ii)

all accrued and unpaid interest (if any) and Break Costs (if any, as if the relevant amount of the Loans was prepaid on the Buy-Out Date) and other amounts owing on the amount of the Loans to be transferred up to but excluding the Buy-Out Date.

Upon payment by the Supporting Lenders of the amounts referred to in paragraphs (a)(i) and (a)(ii) above, the Dissenting Lenders’ rights and obligations in the Loans (together with a proportionate share of their interest, rights and obligations under the Finance Documents) shall be transferred by way of novation or by way of assignment, release and assumption to the Supporting Lenders (pro rata based on the principal amount owed to each Supporting Lender or otherwise as agreed by the Supporting Lenders) on the Buy-Out Date in accordance with Clause 23.5 (Procedure for transfer) or Clause 23.6 (Procedure for assignment) (as the case may be).

(b)	Each Lender may notify each Participant of any matter requiring all Lenders’ approval and the provisions of this Clause 23.11.

(c)

If, when voting on a matter requiring all Lenders’ approval, a Lender splits its vote to reflect the instructions of its Participant then, any percentage of that Lender’s vote cast against the requested consent, waiver or amendment, as the case may be, on the instructions of its Participant (the “Dissenting Portion”) shall be treated as a Dissenting Lender and the Supporting Lenders may require that Lender to terminate, unwind, liquidate or otherwise cancel its arrangements with its Participant (provided that the Supporting Lenders shall pay to such Lender all costs incurred in connection with such termination, unwinding, liquidation or cancellation) and transfer the interest, rights and obligations corresponding to the Dissenting Portion to the Supporting Lenders in accordance with paragraph (a) above.

(d)

In order to effect the transfer referred to in paragraph (a) above, the Supporting Lenders shall complete a Transfer Certificate or Assignment Agreement (or, if required, Transfer Certificates or Assignment Agreements) and send a copy of such Transfer Certificate(s) or Assignment Agreement(s) (duly signed by the Supporting Lenders) to each relevant Dissenting Lender (each of whom shall promptly execute and deliver the Transfer Certificate(s) or Assignment Agreement(s) to the Facility Agent).

23.12	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank;

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities; and

(c)

in the case of any Lender which is an Issuing Entity, any charge, assignment or other Security granted by the Issuing Entity to any person (including, without limitation, any holder, trustee, agent, custodian, swap counterparty and/or service provider) in respect of any Loan Participation Obligations issued by that Issuing Entity, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.	CHANGES TO OBLIGORS

No Obligor party hereto may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, except with the prior written consent of all the Lenders.

25.	DEBT PURCHASE TRANSACTIONS

25.1	Permitted Debt Purchase Transactions

(a)	The Borrower shall not, and shall procure that the Parent and each other member of the Group shall not:

(i)	enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 25; or

(ii)	beneficially own all or any part of the share capital of a company that is a Lender or a party to a Participation.

(b)	The Borrower may purchase by way of assignment or transfer, pursuant to Clause 23 (Changes to the Lenders), a participation in any Loan and any related Commitment where:

	(i)	such purchase is made for a consideration of less than par;

	(ii)	such purchase is made using one of the processes set out at paragraphs (c) and (d) below; and

	(iii)	such purchase is made at a time when no Default is continuing.

(c)	(i)	A Debt Purchase Transaction referred to in paragraph (b) above may be entered into pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows.

	(ii)	Prior to 11:00 a.m. on a given Business Day (the “Solicitation Day”) the Borrower or a financial institution acting on its behalf (the “Purchase Agent”) will approach at the same time each Lender which participates in the Facility to enable them to offer to sell to the Borrower an amount of their participation in the Facility. Any Lender wishing to make such an offer shall, by 11:00 a.m. on the fifth Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations in the Facility it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11:00 a.m. on the sixth Business Day following such Solicitation Day and shall be capable of acceptance by the Borrower on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Borrower) will communicate to the relevant Lenders which offers have been accepted by 12:00 noon on the sixth Business Day following such Solicitation Day. In any event by 5:00 p.m. on the seventh Business Day following such Solicitation Day, the Borrower shall notify the Facility Agent of the amounts of the participations in the Facility purchased from which Lenders through the relevant Solicitation Process and the average price paid for the purchase of participations in the Facility. The Facility Agent shall promptly disclose such information to the Lenders.

	(iii)	Any purchase of participations in the Facility pursuant to a Solicitation Process shall be completed and settled between the Borrower, the Purchase Agent and the relevant Lenders directly on or before the eighth Business Day after the relevant Solicitation Day.

	(iv)	In accepting any offers made pursuant to a Solicitation Process the Borrower shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in the Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in the Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis.

(d)	(i)	A Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to an open order process (an “Open Order Process”) which is carried out as follows.

(ii)

The Borrower may by itself or through another Purchase Agent place an open order (an “Open Order”) to purchase participations in the Facility up to a set aggregate amount at a set price by notifying at the same time all the Lenders participating in the Facility of the same. Any Lender wishing to sell pursuant to an Open Order will, by

11:00 a.m. on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations in the Facility it is offering to sell. Any such offer to sell shall be irrevocable until 11:00 a.m. on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by the Borrower on or before such time by it communicating such acceptance in writing to the relevant Lender.

	(iii)	Any purchase of participations in the Facility pursuant to an Open Order Process shall be completed and settled by the Borrower on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order.

	(iv)	If in respect of participations in the Facility the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of the Facility to which an Open Order relates would be exceeded, the Borrower shall only accept such offers on a pro rata basis.

	(v)	The Borrower shall, by 5.00 p.m. on the sixth Business Day following the date on which an Open Order is placed, notify the Facility Agent of the amounts of the participations purchased from which Lenders through such Open Order Process. The Facility Agent shall as soon as reasonably practicable disclose such information to the Lenders.

(e)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented.

(f)	In relation to any Debt Purchase Transaction entered into pursuant to this Clause 25, notwithstanding any other term of this Agreement or the other Finance Documents:

(i)

on completion of the relevant assignment or transfer (constituting such Debt Purchase Transaction) pursuant to Clause 23 (Changes to the Lenders), the portions of the Loans to which it relates shall be extinguished;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facility;

(iii)

the person which is the assignee or transferee (in respect of such assignment or transfer) shall be deemed to be an entity which fulfils the requirements of Clause 23.1 (Assignments and transfers by the Lenders) to be a New Lender (as defined in such Clause);

(iv)	the Borrower shall not be deemed to be in breach of any provision of Clause 21 (General Undertakings) or any other provision of any Finance Document solely by reason of such Debt Purchase Transaction;

(v)	Clause 32 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction; and

(vi)

for the avoidance of doubt, any extinguishment of any part of the Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement.

(g)

The Facility Agent shall not be obliged to execute a Transfer Certificate with respect to any Debt Purchase Transaction unless it is satisfied that it has completed all necessary “know your customer” and other similar procedures that it is required to conduct in relation to the transfer to such New Lender and has received the assignment or transfer fee pursuant to Clause 23.3 (Assignment or transfer fee).

25.2	Disenfranchisement of Parent Affiliates

(a)	For so long as a Parent Affiliate:

(i)	beneficially owns a Commitment; or

(ii)	has entered into any Participation relating to a Commitment and such Participation has not been terminated,

in ascertaining:

(A)	the Majority Lenders; or

(B)	whether:

(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Parent Affiliate or the person with whom it has entered into such Participation shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Parent Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)

Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Parent Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 of Schedule 8 (Form of Notice of Notifiable Debt Purchase Transaction).

(c)	A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Parent Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 8 (Form of Notice of Termination of Notifiable Debt Purchase Transaction).

(d)	Each Parent Affiliate that is a Lender agrees that:

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)

in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.

25.3	Parent Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Parent Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 p.m. on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Facility Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Facility Agent shall as soon as reasonably practicable disclose such information to the Lenders.

26.	DISCLOSURE OF INFORMATION

26.1	Disclosure of information

(a)

Each Finance Party must keep confidential any Confidential Information and not to disclose it to anyone, and ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. However, a Finance Party may disclose Confidential Information:

(i)	to its own Representatives, professional advisers, officers, directors or employees;

(ii)	to the head office, branches, representative offices, Subsidiaries, related corporations or Affiliate of any Finance Party, and their officers, directors, employees and professional advisers;

(iii)	to any of its Affiliates or any of its limited partners or Related Funds;

(iv)	in connection with, and for the purposes of, any legal, arbitration or regulatory proceedings or procedure;

(v)

if required to do so under any law or regulation (including, but not limited to any regulation issued under the Banking Act, Chapter 19 of Singapore (the “Banking Act”) and applicable to banks in Singapore in relation to the prevention of money laundering and/or countering the financing of terrorism);

(vi)	to a governmental, banking, taxation or other regulatory authority;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interests (or may do so) pursuant to Clause 23.12 (Security over Lenders’ rights);

(viii)	a transferee or assignee (or potential transferee or assignee) in respect of its rights and/or obligations under the Finance Documents;

(ix)	a Participant (or potential Participant) to whom it will make payments under a Participation Agreement;

(x)

to any person providing administrative, agency or settlement or other services in respect of any Finance Document to it (including, without limitation, in respect of any Participation) such Confidential Information as may be required to be disclosed to enable such service provider to provide any such services;

(xi)	any person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (a)(viii) to (a)(ix) above;

(xii)	which is or becomes publicly available, other than as a result of a breach by that Finance Party of this Clause;

(xiii)	to any person with the consent of the Borrower;

(xiv)	to any Obligor;

(xv)	to any person whom a Finance Party reasonably believes to be an adviser, agent or Representative of any Obligor or its Affiliates;

(xvi)	for the purpose of obtaining a valuation in connection with a Participation Agreement;

(xvii)	to any person which is a Market CDS Counterparty;

(xviii)	following the occurrence of an Event of Default or a Credit Event; or

(xix)

to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA and any agent or service provider to ISDA or any such committee or subcommittee of ISDA (including without limitation, DC Administration Services, Inc. (DCAS) as secretary to any such committee) (and any successor thereto), in each case for the purposes of, or in connection with, any credit derivative transaction or other credit linked transaction which references one or more Obligors and incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement, the 2014 Credit Derivatives Definitions or any other provisions substantially similar thereto, provided that:

(A)

in relation to paragraphs (a)(i) to (a)(iii) above, the person to whom the Confidential Information is to be given is informed in writing of the confidential nature of the information and that some or all of the Confidential Information may be Price Sensitive Information or is bound by requirements of confidentiality to that Finance Party in relation to the Confidential Information;

(B)

in relation to paragraphs (a)(vii) above, the person to whom the Confidential Information is to be given is informed in writing of the confidential nature of the information and that some or all of the Confidential Information may be Price Sensitive Information; and

(C)

in relation to paragraphs (a)(viii), (a)(ix) and (a)(xi) above, the person to whom the Confidential Information is to be given (each a “Potential Recipient”) (1) has agreed with the relevant Finance Party to keep such information confidential, (2) is informed that some or all of such Confidential Information may be Price Sensitive Information and (3) has executed in favour of the relevant Finance Party a Confidentiality Undertaking or a confidentiality agreement in a form customarily required by that Finance Party, in each case, on the basis that such Potential Recipient may itself disclose the Confidential Information to any person (a “Further Potential Recipient”) in accordance with this paragraph (a) (but as if references therein to a “Finance Party” were references to the Potential Recipient), provided that, before a Further Potential Recipient may receive any Confidential Information, it must comply with the requirements set out in this paragraph (C) (but as if references therein (x) to a Finance Party were references to the Potential Recipient and (y) to a Potential Recipient were to the Further Potential Recipient), but in each case on the basis that the Further Potential Recipient may itself disclose the Confidential Information on the same basis as, and provided that it complies with the same requirements as are applicable to, a Potential Recipient in accordance with the terms of this paragraph (C).

(b)

This Clause 26 supersedes any confidentiality undertaking or obligation (whether express or implied) given or assumed by, or imposed on, a Finance Party or any of its related parties, in favour of any Obligor in connection with any Confidential Information, prior to its becoming a Finance Party (except for any confidentiality undertaking or obligation under any of the Finance Documents).

(c)

Nothing in this Clause is to be construed as constituting an agreement between any Obligor and any Finance Party for a higher degree of confidentiality than that prescribed in Section 47 of, and in the Third Schedule to, the Banking Act.

(d)	Each of the Finance Parties agrees (to the extent permitted by law and regulation and reasonably practicable) to inform the Borrower:

(i)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (a)(v) or (a)(vi) of Clause 26.1 (Disclosure of information) except where such disclosure is made to any of the persons referred to in those paragraphs during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 26.1 (Disclosure of information).

26.2	Personal Data Protection Act

(a)

If any Obligor provides the Finance Parties with personal data of any individual as required by, pursuant to, or in connection with the Finance Documents, that Obligor represents and warrants to the Finance Parties that it has, to the extent required by law (i) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (ii) obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Finance Parties, in each case, in accordance with or for the purposes of the Finance Documents, and confirms that it is authorised by such individual to provide such consent on his/her behalf.

(b)

Each Obligor agrees and undertakes to notify the Facility Agent promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by any Finance Party of any personal data provided by that Obligor to any Finance Party.

(c)

Any consent given pursuant to this agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.

27.	PRICE-SENSITIVE INFORMATION

Without affecting the responsibility of the Obligors for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders accepts and acknowledges to each Administrative Party that:

(a)

some or all of the information (including, without limitations, financial projections and/or other financial data) that has or may be provided to the Lenders (through the Facility Agent or otherwise) is or may constitute inside information, price sensitive information, material non-public information (or other similar class of information as may be relevant or otherwise be subject to legal or regulatory control due to its non-public nature in relation to the Borrower or the Group) (the “Price Sensitive Information”) and that the use of such information may be regulated or prohibited by applicable laws and regulations relating to, among other things, insider trading and/or market manipulation or abuse;

(b)

upon possession of the Price Sensitive Information, a Lender may be prohibited or restricted under the applicable laws and regulations from, among other things, dealing in or counselling or procuring another person to deal in the listed securities of the Borrower or any member of the Group or their derivatives, or the listed securities of a related corporation (or any other relevant entity subject to the scope of applicable laws and regulations) of the Borrower or any member of the Group or their derivatives, or otherwise from using or disclosing the Price Sensitive Information;

(c)

none of the Administrative Parties will be liable for any action taken by it under or in connection with distributing the information provided that where it is required to act on the instructions of any Lender or Lenders, the Facility Agent may ask for a confirmation or certificate (in form and substance satisfactory to the Facility Agent, as relevant) confirming that the instructing Lender or Lenders is or are not in possession of any Price Sensitive Information and that it is or they are not instructing the Facility Agent, as relevant, to act as a consequence of being in possession of any Price Sensitive Information; and

(d)

any information received under or in connection with the Finance Documents shall not be used for any unlawful purpose, and each Lender shall make an independent evaluation of, and ensure its compliance with, any legal and regulatory restrictions on the use and/or disclosure of such information, including (without limitation) any applicable listing rules or other issued guidance or regulations relating to the trading of listed instruments.

28.	ROLE OF THE ADMINISTRATIVE PARTIES

28.1	Appointment of the Facility Agent

(a)	Each of the Arranger and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Instructions

(a)	The Facility Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all- Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties other than the Security Agent.

(d)

The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of any Transaction Security or Transaction Security Documents.

28.3	Duties of the Facility Agent

(a)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to it for that Party by any other Party.

(c)

Without prejudice to Clause 23.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement or any Increase Confirmation.

(d)

Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement, it shall promptly notify the other Finance Parties.

(g)

The Facility Agent shall provide to the Borrower as soon as practicable following a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

28.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

28.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Facility Agent or the Arranger as a trustee or fiduciary of any other person; or

(ii)	the Security Agent as an agent, trustee or fiduciary of any Obligor.

(b)

None of the Facility Agent, the Security Agent or the Arranger shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Group

Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or deal in/advise on securities of any party or other business with any member of the Group or any Obligor.

28.7	Rights and discretions of the Facility Agent

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, those instructions have not been revoked;

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate; and

(iv)

rely on any statement made by a director, manager, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred; and

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.

(c)	The Facility Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to it (and so separate from any lawyers instructed by the Lenders) if in its reasonable opinion it deems this to be necessary.

(e)

The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by that Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Facility Agent:

(i)	may disclose; and

(ii)	on the written request of a Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8	Responsibility for documentation

No Administrative Party is responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, an Obligor or any other person given in or in connection with any Finance Document or the Information Package or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

28.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of an Agent), the Facility Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct, as finally judicially determined by a court of competent jurisdiction;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct, as finally judicially determined by a court of competent jurisdiction; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence or any other category of liability whatsoever but not including any claim based on gross negligence, wilful misconduct or the fraud of the Facility Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of that Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of that Agent may rely on this Clause 28.

(c)

The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige any Administrative Party to conduct:

(i)	any “know your customer” or other procedures in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures or check it is required to conduct and that it shall not rely on any statement in relation to such procedures or check made by any Administrative Party.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not that Agent has been advised of the possibility of such loss or damages.

28.11	Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its Pro Rata Share) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct, or, in the case of any cost, loss or liability resulted from a Disruption Event, notwithstanding the Facility Agent’s gross negligence, negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent, as finally judicially determined by a court of competent jurisdiction) in acting as Agent under the Finance Documents (unless that Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong as successor by giving notice to the Lenders and the Borrower.

(b)

Alternatively, the Facility Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

(c)

If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent.

(d)

The retiring Facility Agent shall, at its own cost (except where it is removed pursuant to paragraph (g) below, in which case, at the cost of the Borrower), make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Facility Agent) and this Clause 28 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)

The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents:

(i)

the Facility Agent fails to respond to a request under Clause 12.7 (FATCA information) and a Lender reasonably believes the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA information) indicates the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Lenders the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

28.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)

The Facility Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

28.14	Relationship with the other Finance Parties

(a)

The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

The Lenders shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Facility Agent.

(c)

Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 35.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and paragraph (a)(ii) of Clause 35.6 (Electronic communication) and that Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group and each Obligor;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy and/or completeness of the Information Package and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

28.16	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.17	Failure to notify

No failure by the Facility Agent to make any determination or calculation, or to do any act or thing, shall limit or affect in any way any obligation of any Obligor, or any rights, powers or remedies of the Lenders, under the Finance Documents.

28.18	Force Majeure

Notwithstanding anything to the contrary in this Agreement or in any other Finance Document, the Facility Agent shall not in any event be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Facility Agent, including, but not limited to, any existing or future terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where, in the reasonable opinion of the Facility Agent, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Facility Agent being in breach of any law, rule, regulation, or any decree, order or judgement of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory, stock exchange or self-regulatory organisation to which the Facility Agent is subject.

28.19 Consequential loss

Notwithstanding any other term or provision of this Agreement to the contrary, the Facility Agent shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if the Facility Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Facility Agent.

29.	THE SECURITY AGENT

29.1	Trust

(a)	The Security Agent declares that it shall hold the Charged Property on trust for the Secured Parties on the terms contained in this Agreement.

(b)

Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Transaction Security Documents to which the Security Agent is expressed to be a party (and no others shall be implied).

29.2	No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Transaction Security Documents except through the Security Agent.

29.3	Instructions to Security Agent and exercise of discretion

(a)

Subject to paragraphs (d) and (e) below, the Security Agent shall act in accordance with any instructions given to it by the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that (i) any instruction received by it from the Facility Agent, the Lenders or the Majority Lenders are duly given in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)

The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Lenders as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)	Any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clause 29.5 (Security Agent’s discretions) to Clause 29.20 (Trustee division separate);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 31.1 (Order of application);

(B)	Clause 31.2 (Prospective liabilities); and

(C)	Clause 31.5 (Permitted Deductions).

(e)

If giving effect to instructions given by the Majority Lenders would (in the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 38.2 (All-Lender matters), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)	it has not received any instructions from the Majority Lenders as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

29.4	Security Agent’s Actions

Without prejudice to the provisions of Clause 29.3 (Instructions to Security Agent and exercise of discretion), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its “good faith” discretion to be appropriate.

29.5	Security Agent’s discretions

The Security Agent may:

(a)

assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(b)

if it receives any instructions or directions to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(c)

engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)

rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, or an Obligor, upon a certificate signed by or on behalf of that person; and

(e)

refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

29.6	Security Agent’s obligations

The Security Agent shall promptly:

(a)	copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b)

forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)

inform the Facility Agent of the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other Party.

29.7	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)

be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	have or be deemed to have any relationship of trust or agency with, any Obligor.

29.8	Exclusion of liability

None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(c)

any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Charged Property or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its fraud, gross negligence or wilful misconduct;

(d)

the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Charged Property, unless directly caused by its fraud, gross negligence or wilful misconduct; or

(e)	any shortfall which arises on the enforcement or realisation of the Charged Property.

29.9	No proceedings

No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Charged Property, except in the case of fraud, gross negligence or wilful misconduct, and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Ordinance.

29.10	Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Charged Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Charged Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(d)

the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

29.11	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)

take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Transaction Security Documents.

29.12	Insurance by Security Agent

(a)

The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request.

29.13	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.14	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

29.15	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

29.16	Business with the Obligors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

29.17	Winding up of trust

If the Security Agent, with the approval of the Majority Lenders, determines that all of the Secured Obligations and all other liabilities secured by the Transaction Security Documents have been fully and finally discharged and none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(b)	any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Transaction Security Documents.

29.18	Powers supplemental

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Ordinance (Cap 29) and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

29.19	Trustee division separate

(a)

In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

29.20	Disapplication

The statutory duty of care set out in section 3A of the Trustee Ordinance (Cap 29) shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Ordinance (Cap 29) and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law and regulation prevail.

29.21	Lenders’ indemnity to the Security Agent

Each Lender shall (in proportion to its Pro Rata Share) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s fraud, gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document) and the Obligors shall jointly and severally indemnify each Lender against any payment made by it under this Clause 29.21.

29.22	Conflict with the Transaction Security Documents

If there is any conflict between this Agreement and any Transaction Security Document with regard to instructions to, or other matters affecting, the Security Agent, this Agreement will prevail.

30.	CHANGE OF SECURITY AGENT AND DELEGATION

30.1	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Borrower and the Lenders.

(b)	Alternatively the Security Agent may resign by giving 30 days’ notice to the other Parties in which case the Majority Lenders may appoint a successor Security Agent.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Borrower and the Facility Agent) may appoint a successor Security Agent.

(d)

The retiring Security Agent (the “Retiring Security Agent”) shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Retiring Security Agent shall, at its own cost (except where it is removed pursuant to paragraph (g) above, in which case, at the cost of the Borrower), make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Charged Property to that successor.

(f)

Upon the appointment of a successor, the Retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 29.17 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clauses 29 (The Security Agent) and 29.21 (Lenders’ indemnity to the Security Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

30.2 Delegation

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)

That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate (except, in the case of the Security Agent, for any loss for which the Security Agent would have been responsible if the fraud, misconduct or default causing such loss had been committed by the Security Agent itself (after taking into account any provisions in any Finance Document that exclude the Security Agent’s obligations or liabilities)).

30.3 Additional Security Agents

(a)

The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it in good faith considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant (acting reasonably) or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and each of the Agents of that appointment.

(b)

Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable Indirect Tax) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement and to the extent agreed in writing by the Company prior to its incurrence, be treated as costs and expenses incurred by the Security Agent.

31.	APPLICATION OF PROCEEDS

31.1	Order of application

Subject to Clause 31.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 31, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 31), in the following order:

(a)	in discharging pro rata any sums owing to the Security Agent, any Receiver or any Delegate;

(b)

in payment pro rata of all costs and expenses incurred by the Facility Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement;

(c)	in payment to the Facility Agent for application in accordance with Clause 33.6 (Partial payments);

(d)

if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment pro rata to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and

(e)	the balance, if any, in payment to the relevant Obligor.

31.2	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit until otherwise directed by the Majority Lenders (the interest being credited to the relevant account) for later application under Clause 31.1 (Order of Application) in respect of:

(a)	any sum payable to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Obligations,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

31.3	Investment of proceeds

Prior to the application of the Recoveries in accordance with Clause 31.1 (Order of Application), the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit until otherwise directed by the Majority Lenders (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 31.

31.4	Currency Conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the Security Agent’s spot rate (or, if no such spot rate of exchange is available, such prevailing rate of exchange selected by the Security Agent, acting reasonably).

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

31.5	Permitted Deductions

The Security Agent shall be entitled, in its discretion:

(a)

to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b)

to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

31.6	Good Discharge

(a)

Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Facility Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)

The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 31.6 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

32.	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)

the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial payments).

32.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party’s rights

(a)

On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

32.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

32.5	Exceptions

(a)

This Clause 32 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 32, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.	PAYMENT MECHANICS

33.1	Payments to the Facility Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account and with such bank as the Facility Agent, in each case, specifies.

33.2	Distributions by the Facility Agent

(a)

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)

The Facility Agent shall distribute payments received by it in relation to all or any part of the Loans to the Lender indicated in the records of the Facility Agent as being so entitled on that date provided that the Facility Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 23 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

33.3	Distributions to an Obligor

The Facility Agent may (with the consent of an Obligor or in accordance with Clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)

If the Facility Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Borrower shall on demand refund it to the Facility Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Impaired Agent

(a)

If, at any time, the Facility Agent becomes an Impaired Agent, a Party which is required to make a payment under the Finance Documents to the Facility Agent for the account of any person in accordance with Clause 33.1 (Payments to the Facility Agent) may instead either pay that amount direct to such person or pay that amount to an interest-bearing account held with a bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Party making that payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”). In each case such payment must be made on the due date for such payment under the Finance Documents.

(b)

All interest accrued on the amount standing to the credit of such trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements to such amount.

(c)

A Party which has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant obligation to make that payment under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of that trust account.

(d)

Promptly upon the appointment of a successor Facility Agent in accordance with Clause 28.12 (Resignation of the Facility Agent), each Paying Party shall (other than to the extent that that Paying Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom that trust account is held to transfer the amount of such payment (together with any accrued interest thereon) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 33.2 (Distributions by the Facility Agent).

(e)

A Paying Party that has made a payment to a trust account (on account of any amount payable by such Paying Party to a Recipient Party) shall, promptly upon request by that Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above (with respect to such trust account); and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom that trust account is held to transfer such amount so paid into and held in such account (together with any accrued interest thereon) to that Recipient Party.

33.6	Partial payments

(a)

If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by any Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to any Administrative Party under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (i) above) or commission due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the relevant Obligor.

33.7	No set-off by an Obligor

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.9	Currency of account

(a)	Subject to paragraphs (b) and (c) below, US dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

34.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35.	NOTICES

35.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email, fax or letter.

35.2	Addresses

(a)

Except as provided below, the contact details of each Party for any communication to be made or delivered under or in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)	The contact details of each Obligor for this purpose are:

Address:	Floor 9, Mansion B, Wanda Plaza, 93 Jianguo Road, Beijing, PRC

E-mail:	brianliao@wanda.cn

Attention:	Mr. Brian Liao

(c)	The contact details of the Facility Agent for this purpose are:

Credit Suisse AG, Singapore Branch

Address:     1 Changi Business Park Central 1, #01-101 ONE@Changi City,

              Singapore 486036

Attention:   Loan Operations, APAC

Fax:             +65 6212 2709

Email:         apac.loansvc@credit-suisse.com

(d)	The contact details of the Security Agent for this purpose are:

Credit Suisse AG, Singapore Branch

Address:     1 Changi Business Park Central 1, #01-101 ONE@Changi City,

                Singapore 486036

Attention:     Loan Operations, APAC

Fax:               +65 6212 2709

Email:             apac.loansvc@credit-suisse.com

(e)	Any Party may change its contact details by giving at least five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

35.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)	if by way of fax, only when received in legible form; or

(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to an Agent will be effective only when actually received by that Agent and then only if it is expressly marked for the attention of the department or officer identified with that Agent’s signature below (or any substitute department or officer as that Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent.

(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

35.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Facility Agent shall notify the other Parties.

35.5	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent:

(a)	the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly; and

(b)

(while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.

This provision shall not operate after a replacement Facility Agent has been appointed to replace such Impaired Agent.

35.6	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to an Agent only if it is addressed in such a manner as that Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 35.6.

35.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.	CALCULATIONS AND CERTIFICATES

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Hong Kong interbank market differs, in accordance with that market practice.

36.4	Personal liability

No director, officer, employee or other individual acting (or purporting to act) on behalf of any Obligor or any Affiliate of any Obligor shall be personally liable for:

(a)	any representation, certification or statement made by any Obligor or any Affiliate of any Obligor in any Finance Document; or

(b)	any certificate, notice or other document required to be delivered under, or in connection with, any Finance Document (whether or not signed by that person),

where such representation, certification, statement, certificate, notice or other document proves to be incorrect or misleading, unless that individual acted fraudulently or with an intention to mislead, in which case any liability will be determined in accordance with applicable law. Any director, officer, employee or other individual to whom this Clause 36.4 is expressed to apply may, subject to Clause 1.4 (Third party rights), rely on this Clause 36.4 pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap. 623).

37.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

39.	AMENDMENTS AND WAIVERS

39.1	Required consents

(a)

Subject to Clause 39.2 (All-Lender matters) and Clause 39.4 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the relevant Obligors (who is the signing party to the affected document) (or, where applicable, the Obligors’ Agent) and any such amendment or waiver will be binding on all Parties.

(b)	Without prejudice to the other provisions of this Agreement, the Target agrees to any such amendment or waiver permitted by this Clause 39 which is agreed to by the Obligors’ Agent.

(c)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 39.

39.2	All-Lender matters

Subject to Clause 39.3 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)

the definition of “Bankruptcy Credit Event”, “Credit Event”, “Failure to Pay Credit Event” “Margin”, “Issuing Entity”, “Loan Participation Obligations”, “Majority Lenders”, “Market CDS”, “Market CDS Counterparty”, “Participant”, “Participation”, “Participation Agreement”, “Pro Rata Share”, “Relevant Obligation” and “Restructuring Credit Event” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the amount of any payment of principal, interest, fees or commission payable under the Finance Documents;

(d)

an increase in any Commitment, an extension of the applicable Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(e)	(other than as expressly permitted by the provisions of any Finance Document) a change to the Borrower or any guarantor for the Facility (being the Parent and the Target);

(f)	any provision which expressly requires the consent of all the Lenders;

(g)

Clause 2.3 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.11 (Application of prepayments), Clause 23 (Changes to the Lenders), Clause 24 (Changes to Obligors), Clause 26 (Disclosure of Information), this Clause 39, Clause 43 (Governing Law), Clause 44 (Enforcement) or Clause 45 (Limited Recourse and Non-Petition);

(h)

(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of, or the release of, any guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity) and the Parent Guarantee or of any Transaction Security; or

(i)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

shall not be made without the prior consent of all the Lenders.

39.3	Replacement of Screen Rate

(a)	Subject to Clause 39.4 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)	In this Clause 38.3:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used;

(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one Month; or

(d)	in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

39.4	Other exceptions

An amendment or waiver which relates to the rights or obligations of an Agent or the Arranger (each in their capacity as such) may not be effected without the consent of that Agent or the Arranger, as the case may be.

39.5	Disenfranchisement of Conflicted Lenders, Distressed Investors and Non-Responding Lenders

Unless an Event of Default is continuing, in ascertaining the Majority Lenders or whether the agreement of Lender(s) holding any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Commitments (in respect of any or all of the Facility) has been obtained to approve any request, the Commitment of any Conflicted Lender, any Distressed Investor and any Non-Responding Lender will be deemed to be zero and its status as a Lender ignored, provided that:

(a)

(without limiting other terms of this Agreement) in respect of any Lender which has granted a Voting Participation, such Lender may have more than one vote in relation to its Commitment for the purpose of any such request and may split its vote in whatever percentages it may choose;

(b)

for the purpose of determining whether the Commitment of such Lender shall be ignored in accordance with this Clause, the Commitment of such Lender shall be deemed to have been split into (i) Commitment held by such Lender for its own account (if any) (“Own Account Commitment”) and (ii) Commitment held by such Lender as grantor of one or more Voting Participations (and Commitment for each such Voting Participation shall be treated as separate) (each a “Third Party Account Commitment”); and

(c)	for the avoidance of doubt, such Lender shall not be treated as a Conflicted Lender, a Distressed Investor or a Non-Responding Lender:

(i)

insofar as its Own Account Commitment is concerned, if such Lender (but for the grant of any such Voting Participation) is not a Conflicted Lender or a Distressed Investor or (in respect of such vote which is exercised for its own account) a Non-Responding Lender; and

(ii)

insofar as any Third Party Account Commitment is concerned, if such Third Party Account Commitment does not involve any Participant which would (if it were a Lender) be a Conflicted Lender or a Distressed Investor or (in respect of such vote which is exercised by such Lender on behalf of the Participant(s) thereunder) a Non-Responding Lender.

39.6	Voting of Lenders

In respect of Voting Participations only, a Lender may have more than one vote in relation to its share in a Loan or Commitment for the purposes counting towards any decision by that Lender under the Finance Documents and may split its vote in whatever percentages it may choose and may vote each percentage of its votes in different ways.

40.	BAIL-IN

40.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

40.2	Bail-in definitions

In this Clause 40:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)

in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation:

(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.

41.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42.	USA PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act.

43.	GOVERNING LAW

This Agreement is governed by the laws of Hong Kong.

44.	ENFORCEMENT

44.1	Arbitration

(a)

Any dispute, claim, difference or controversy arising out of, relating to or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity or any dispute regarding contractual, pre-contractual or non-contractual obligations arising out of, relating to or in connection with this Agreement(for the purposes of this Clause 44, a “Dispute”) shall be referred to and finally resolved by binding arbitration administered by the Hong Kong International Arbitration Centre under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the Notice of Arbitration is submitted (for the purposes of this Clause 44, the “Rules”).

(b)

The Rules are incorporated by reference into this Clause 44 and as may be amended by the rest of this Clause 44. Capitalised terms used in this Clause 44 which are not otherwise defined in this Agreement have the meaning given to them in the Rules.

(c)	The number of arbitrators shall be three. The arbitrators shall be appointed in accordance with the Rules. All arbitrators shall be fluent in English.

(d)	The seat, or legal place of arbitration, shall be Hong Kong.

(e)	The language used in the arbitral proceedings shall be English.

(f)

Each party hereto agrees that any Disputes (as defined in this Agreement or any other Finance Document) arising out of or in connection with this Agreement and/or other Finance Documents may be determined together, by way of joinder and/or consolidation and/or multiple claims being heard together, in a single arbitration in accordance with the Rules.

(g)	The arbitration agreement constituted by this Clause 44 shall be governed by and construed in accordance with the laws of Hong Kong.

(h)	Nothing in this Clause 44 shall be construed as preventing any party hereto from seeking conservatory or interim relief from any court of competent jurisdiction.

44.2	Waiver of jury trial

EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

44.3	Waiver of immunities

Each Obligor party hereto irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment or award); and

(e)

execution or enforcement of any judgment or award to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

45.	LIMITED RECOURSE AND NON-PETITION

(a)	Each Obligor and Finance Party agrees that, notwithstanding any other provision of any Finance Document:

(i)

any action or steps taken against any Issuing Entity which is a Lender to recover any sums in respect of any claims against such Issuing Entity which is a Lender under or in connection with any Finance Document and all claims in respect of such sums shall be limited to the assets, property and/or rights of the Issuing entity subject to security interests (the “Mortgaged Property”) created by the Issuing Entity in respect of its Loan Participation Obligations with respect to the Finance Documents (the “Series”), and that they shall not have recourse to any other assets of the Issuing Entity;

(ii)

if, following the application of the proceeds from the realisation of the Mortgaged Property towards satisfaction of the secured creditors in respect of such Series, the remaining amount of such proceeds (if any) is not sufficient to make payment of any or all amounts due from the Issuing Entity pursuant to this Agreement or any other Finance Document, then no other assets of the Issuing Entity shall be available to meet any resulting shortfall and any remaining debt or other liability of the Issuing Entity shall be extinguished in full and no debt shall be owed by the Issuing Entity in respect thereof. Failure by the Issuing Entity to make payment in respect of any shortfall described in this Clause 45 shall in no circumstances constitute a default or an event of default howsoever described.

(iii)

it will not institute against any Issuing Entity which is a Lender or join any other person in instituting against any Issuing Entity which is a Lender any winding-up, striking-off arrangement, examination, reorganisation, liquidation, bankruptcy, insolvency or other proceeding under any similar law.

(b)

In addition, the obligations, covenants and agreements of any Issuing Entity which is a Lender are solely corporate obligations of such Issuing Entity which is a Lender and no Obligor or Finance Party or any person acting on behalf of any of them shall have any recourse against any officer, shareholder, member, incorporator, corporate service provider or director of that Issuing Entity which is a Lender in respect of any obligations, covenants or agreements entered into or made by the Issuing Entity which is a Lender pursuant to the terms of any Finance Document.

(c)	The provisions of this Clause 45 shall survive notwithstanding any termination of any Finance Document or repayment of any Loan.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDER

Name of Original Lender	Tranche A Commitment	Tranche B Commitment
Credit Suisse AG, Singapore Branch	US$230,000,000	US$10,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO FIRST UTILISATION

1.	Obligors and Subordinated Creditor

(a)	A copy of the constitutional documents of each Obligor and Subordinated Creditor.

(b)	A copy of a resolution of the board of directors (or in the case of the Parent, a shareholder resolution) of each Obligor and Subordinated Creditor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Requests) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)

A certificate from the each Obligor (signed by a director) confirming that borrowing, guaranteeing or securing the Total Commitments would not cause any borrowing, guaranteeing, securing or similar limit binding on it to be exceeded.

(e)

A certificate of an authorised signatory of the relevant Obligor and Subordinated Creditor certifying that each copy document relating to it specified in Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)

A copy of a good standing certificate with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of such US Obligor’s jurisdiction of incorporation or organisation.

2.	Finance Documents

(a)	The following Finance Documents, each duly entered into by the parties to it:

(i)	this Agreement;

(ii)	the Parent Guarantee;

(iii)	the Subordination Deed relating to the Subordinated Receivable;

(iv)	the WEH Share Charge;

(v)	the DSRA Charge; and

(vi)	the Fee Letter.

(b)

All share certificates, transfer forms, notices and other documents required to be delivered to the Security Agent or any other person on or prior to the first Utilisation Date pursuant to the terms of the Transaction Security Documents referred to in paragraphs (a)(iv) and (a)(v) above.

3. Legal opinions

(a)	A legal opinion of Clifford Chance, Hong Kong law advisers to the Arranger and addressed to the Finance Parties at the date of that opinion.

(b)	A legal opinion of Clifford Chance US LLP, New York law advisers to the Arranger and addressed to the Finance Parties at the date of that opinion.

(c)	A legal opinion of Clifford Chance Pte Limited, Singapore law advisers to the Arranger and addressed to the Finance Parties at the date of that opinion.

(d)	A legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York law advisers to the Borrower and addressed to the Finance Parties at the date of that opinion.

(e)	A legal opinion of JunHe Law Office, PRC law advisers to the Arranger and addressed to the Finance Parties at the date of that opinion.

4. Other documents and evidence

(a)	Evidence that any process agent referred to in any Finance Document (other than the DSRA Charge) has accepted its appointment.

(b)	A draft of the SPA in relation to the sale of the Target in the form provided to the bidders.

(c)

Evidence that the Borrower has received one or more revised offer(s) from independent third party potential buyer(s) of the Target, which shows that the amount of acquisition consideration payable to the Borrower stated in such offer(s) is in an amount not less than the amount of the Facility, together with a written confirmation from Borrower that it intends to enter into detailed negotiations with such potential buyer(s).

(d)	The Original Financial Statements.

(e)	The Group Structure Chart.

(f)

All requested information and evidence required by the Finance Parties pursuant to its usual “know your customer” or other similar checks as notified to the Borrower not less than two Business Days prior to the first Utilisation Date.

(g)	Evidence that the fees then due from the Borrower pursuant to Clause 11 (Fees) have been paid or will be paid by the first Utilisation Date.

(h)	An executed copy of the Subordinated Receivable.

(i)

A certificate in form and substance reasonably satisfactory to the Facility Agent of the chief financial officer, director of finance or other appropriate person of each US Obligor as to the solvency of such US Obligor.

PART II

CONDITIONS PRECEDENT IN RESPECT OF FINANCE DOCUMENTS ENTERED

INTO AFTER THE DATE OF THE FIRST UTILISATION REQUEST

1.	A copy of the constitutional documents of each party to the relevant Finance Document (other than the Finance Parties) (each a “Relevant Transaction Obligor”).

2.	A copy of a resolution of the board of directors of each Relevant Transaction Obligor:

(a)	approving the terms of, and the transactions contemplated by, the relevant Finance Document to which it is a party and resolving that it execute such Finance Document;

(b)	authorising a specified person or persons to execute such Finance Document on its behalf; and

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with such Finance Document.

3.

A copy of a good standing certificate with respect to each Relevant Transaction Obligor that is a US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of such Relevant Transaction Obligor’s jurisdiction of incorporation or organisation.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

5.

If applicable, a certificate from each Relevant Transaction Obligor (signed by an authorised signatory) confirming that securing the Facility would not cause any security or similar limit binding on it to be exceeded.

6.

A certificate of an authorised signatory of each Relevant Transaction Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the relevant Finance Document.

7.

A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be reasonably necessary in connection with the entry into and performance of the transactions contemplated by the relevant Finance Document or for the validity and enforceability of such Finance Document.

8.	A legal opinion as to the governing law of the relevant Finance Document issued by legal counsel to the Lender.

9.

If any Relevant Transaction Obligor is incorporated in a jurisdiction different from the governing law of the relevant Finance Document, a legal opinion as to the laws of the jurisdiction of incorporation of such Relevant Transaction Obligor issued by legal counsel to the Lender.

10.	Evidence that any process agent specified in the relevant Finance Document has accepted its appointment.

11.

A certificate in form and substance reasonably satisfactory to the Facility Agent of the chief financial officer, director of finance or other appropriate person of each Relevant Transaction Obligor that is a US Obligor as to the solvency of such Relevant Transaction Obligor.

12.	If applicable, evidence of completion of the applicable Perfection Requirements in respect of the relevant Finance Document.

SCHEDULE 3

UTILISATION REQUEST

From:	[Borrower]

To:	[Facility Agent]

Dated:

[Borrower] – Senior 364-Day Term Loan Facility Agreement

dated [     ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Tranche:	[Tranche A]/[Tranche B]

Amount:	US$[ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facility Agreement is satisfied on the date of this Utilisation Request.

4.	The proceeds of the Loan should be credited to [(in respect of the Tranche A Loan)] [account]] / [(in respect of the Tranche B Loan)] [the DSRA].

5.	This Utilisation Request is irrevocable.

Yours faithfully

………………………………

authorised signatory for

[name of Borrower]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Facility Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

[the Borrower] – Senior 364-Day Term Loan Facility Agreement

dated [     ] (the “Agreement”)

1.	We refer to Clause 23.5 (Procedure for transfer) of the Agreement. This is a Transfer Certificate. Terms used in the Agreement shall have the same meaning in this Transfer Certificate.

2.

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 23.5 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment and participations in the Loans under the Agreement as specified in the Schedule.

3.	The proposed Transfer Date is [ ].

4.	The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

5.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders) of the Agreement; and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 23.1 (Assignments and transfers by the Lenders) of the Agreement.

7.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor [and is not a Conflicted Lender, a Defaulting Lender or a Distressed Investor]*.

8.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

9.	This Transfer Certificate is governed by the laws of Hong Kong.

10.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

*	Delete in the case of a transfer to or by an Issuing Entity.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility office address, email, fax number and attention details for notices and account details for payments]

[the Existing Lender]	[the New Lender]

By:	By:

This Transfer Certificate is executed by the Facility Agent and the Transfer Date is confirmed as [     ].

[the Facility Agent]

By:

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	[Facility Agent] as Facility Agent and [Borrower] as Obligors’ Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:	[insert date]

[Borrower] – Senior 364-Day Term Loan Facility Agreement

dated [     ] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 23.6 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment and participations in the Loans under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in the Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders) of the Agreement; and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Assignment Agreement or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

7.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 23.1 (Assignments and transfers by the Lenders) of the Agreement.

8.	The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor [and is not a Conflicted Lender, a Defaulting Lender or a Distressed Investor]*.

*	Delete in the case of an assignment to or by an Issuing Entity.

9.

This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 23.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower) of the Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

10.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

11.	This Assignment Agreement is governed by the laws of Hong Kong.

12.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, email, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [     ].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the assignment/release/assumption of obligations contemplated in this Assignment Agreement or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Facility Agent

From:	Wanda Sports Group Company Limited 萬達體育集團有限公司

Dated:

Dear Sirs

[Borrower] –Senior 364-Day Term Loan Facility Agreement

dated [        ] ( the “ Facility Agreement”)

1.	I refer to the Facility Agreement. This is a Compliance Certificate. Terms used in the Facility Agreement shall have the same meaning in this Compliance Certificate.

2.	I confirm that: [Insert details of covenants under Clause 20 (Financial Covenants) to be certified including calculations]1

3.	[I confirm that during the Relevant Period there has been no:

(a)

waiver in connection with, or any amendment or supplement to any representations, warranties, undertakings, financial covenants or events of default (howsoever described) under the Infront Facility Agreement or the WEH Facility Agreement which are adverse to the interests of the Lenders; and

(b)

refinancing of the Infront Facility Agreement or the WEH Facility Agreement where the representations, warranties, undertakings, financial covenants and events of default (howsoever described) or any other provisions associated with them with respect to that refinancing are more adverse (or in the case of any refinancing of the Existing Infront Facility Agreement (as defined in the definition of “Infront Facility Agreement” or the Existing WEH Facility Agreement (as defined in the definition of “WEH Facility Agreement”), materially adverse) to the interests of the Lenders than under the Previous Infront Facility Agreement (as defined in the definition of “Infront Facility Agreement”) or the Previous WEH Facility Agreement (as defined in the definition of “WEH Facility Agreement”) as applicable, in each case, which has not been disclosed to the Facility Agent in writing.]2

4.	I confirm that no Default is continuing.

Signed:	…............

Director of Wanda Sports Group Company Limited 萬達體育集團有限公司

[1]	To be included for deliveries of financial statements for each Financial Half-Year.
[2]	Delete if not applicable.

SCHEDULE 7

FORM OF INCREASE CONFIRMATION

To:	[Facility Agent] as Facility Agent and [Borrower] as Obligors’ Agent

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

[         ] – Senior 364-Day Term Loan Facility Agreement

dated [         ] (the “Agreement”)

1.

We refer to the Agreement. This is as an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.2 (Increase) of the Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement.

4.	The proposed date on which such assumption in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●].

5.	On the Increase Date, the Increase Lender becomes party to the Agreement as a Lender, and becomes a Lender for the purposes of each other Finance Document.

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 35.2 (Addresses) of the Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase) of the Agreement.

8.	The Increase Lender confirms that it is not an Obligor or an Affiliate of an Obligor and is not a Conflicted Lender, a Defaulting Lender or a Distressed Investor.

9.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on such counterparts were on a single copy of this Increase Confirmation.

10.	This Increase Confirmation is governed by the laws of Hong Kong and has been entered into on the date stated at the beginning of this Increase Confirmation.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details (including the Facility to which the Relevant Commitment relates)]

[Facility office address, email, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Agreement by the Facility Agent, and the Increase Date is confirmed as [●].

Facility Agent

By:

SCHEDULE 8

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

PART 1

FORM OF NOTICE OF NOTIFIABLE DEBT PURCHASE TRANSACTION

To:	[ ] as Facility Agent

From:	[The lender]

Dated:

[         ] – Senior 364-Day Term Loan Facility Agreement

dated [     ] (the “Agreement”)

1.

We refer to paragraph (b) of Clause 25.2 (Disenfranchisement of Parent Affiliates) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment as set out below.

Amount of our Commitment to which Notifiable Debt
Commitment	Purchase Transaction relates (US$)

The Facility	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

PART 2

FORM OF NOTICE OF TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION

To:	[ ] as Facility Agent

From:	[The Lender]

Dated:

[ ] – Senior 364-Day Term Loan Facility Agreement

dated [ ] (the “Agreement”)

1.

We refer to paragraph (c) of Clause 25.2 (Disenfranchisement of Parent Affiliates) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [•] has [terminated]/[ceased to be with a Parent Affiliate].

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (US$)

The Facility	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

SCHEDULE 9

TIMETABLES

Delivery of the duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	10am three Business Days before the proposed Utilisation Date

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	10am two Business Days before the proposed Utilisation Date

SCHEDULE 10

APPROVED LENDERS

PART 1

APPROVED LENDERS – BANKS

ABN AMRO	Bank of Tokyo Mitsubishi	China Everbright Bank, Hong
Agricultural Bank of China	(BOTM)	Kong Branch
Alliance and Leicester	Bank Sinopac	China Merchants Bank
Allianz Bank	State Bank of India	China Minsheng bank
Allied Irish Banks (AIB)	Bank Vontobel AG	CIBC
AMP	Bankia	CIC Private Debt
ANZ Bank	Bankinter	Citic Bank
Aozora Bank	Banque AGF	Citigroup/ Citibank
Appenzeller Kantonalbank	Banque LBLux	CMB Wing Lung Bank
(APPKB)	Banque Populaire (BRED)	Comerica
Austrian Anadi Bank	Banque Tarneaud	Commerzbank (incl. Dresdner
Axis Bank	Barclays Capital (BarCap) /	KW)
Banca IMI (Intesa Sanpaolo	Barclays Bank	Commonwealth Bank of
Group)	Bayerische Landesbank	Australia
Banca Nazionale del Lavoro	(BayernLB) / BayernLB	Cooperative Bank
(BNL)	Group	CREDIT AGRICOLE
BANCA POPOLARE	Belfius (Dexia Banque	Credit du Nord
DELLEMILIA ROMAGN	Belgique)	Credit Industriel et
Banco Bilbao Vizcaya	Berner Kantonalbank	Commercial (CIC)
Argentaria (BBVA)	(BEKB/BCBE)	Credit Suisse AG
Banco BPI	Bipop Carire	Credit Suisse First Boston
Banco de Valencia	BNP Paribas (BNPP)	CTBC Bank Co., Ltd.
Banco Espirito Santo (BES or	BNY Mellon Corporate	DAH SING BANK
BESV)	Trustee Services Limited	Danske Bank
Banco Gallego	BPCE Groupe (Banque	DBS
Banco Popolare	Populaire / Caisse d’Epargne)	Deka Bank
Banco Sabadell	Bremer Landesbank	Depfa Bank / Hypo Public
Banco Santander	British Business Bank plc	Finance
Banesto	Caisse D’Epargne	Deutsche Apotheker-und
Bank Coop (Swiss)Bank fuer	Caisse de Depot et Placement	Artzebank eG
Arbeit und Wirtschaft	du Quebec	Deutsche Bank (incl. EM
(BAWAG)	Caixa Catalunya	Loan Desk)
BANK J SAFRA SARASIN	Caixa Geral Group	Deutsche Postbank
Bank Julius Baer	CaixaBank (fka La Caixa)	Deutsche Sparkassen (all
Bank Linth LLB AG	Caja Madrid	German and Austrian
Bank of America Merrill	Caja Murcia	Sparkassen)
Lynch	Calyon / Credit Agricole	Deutsche VR Banken (all
Bank of China	Group	German Volksbanken)
Bank of Communications	Cathay United Bank	Development Bank of
BANK OF EAST ASIA	CDC Ixis	Singapore
Bank of India	Československá obchodní	Dexia
Bank of Ireland	banka a.s. (ÈSOB, part of the	DnB Nor (De Norske Bank)
BANK OF MONTREAL	KBC Group)	Doha Bank
Bank of Montreal (BMO)	China Construction Bank	DSK Bank (DSK)
BANK OF SINGAPORE	China Development Bank	DZ Bank / DZ Group
Bank of Taiwan		Erste Bank / Erste Group

E.Sun	Landesbank Saar	Raiffeisen Group
EFG BANK	Landesbank Sachsen	Raiffeisen Landesbanken
European Bank for	Landsbanki Islands	Raiffeisen Schweiz
Reconstruction and	LCL (Banque et Assurance Le	Raiffeisen Zentralbank
Development (EBRD)	Credit Lyonnais)	Österreich (RZB)
Export Development Canada	LGT BANK AG	Rothschild
(EDC)	Lloyds Bank plc (incl. Halifax	Royal Bank of Canada (RBC)
Fifth Third Bank	Bank of Scotland (HBOS))	Royal Bank of Scotland (RBS)
Focus Bank	M.M Warburg	Sabanchi Bank
Fortis	Macquarie	Santander
Friesland Bank	MALAYAN BANKING	Scotia Bank
Fubon Bank	BERHAD	SEB
Goldman Sachs	Marfin (IBG)	Shinsei
Groupe Credit Mutuel (incl.	Medbank	Shinhan Bank
CIC)	Mediobanca	Siemens Financial Services
HANG SENG BANK	MeDirect Bank (Malta) plc	Silicon Valley Bank
Helaba	Meritz Securities	Societe Generale (SG)
HSBC	Mignon Geneve	Standard Chartered Bank
HSH Nordbank	Migrosbank	State Bank of India
Huatai Securities	Mizuho	State Street Bank
ICICI Bank	Morgan Stanley	Siemens Bank GmbH
Industrial & Commercial Bank	National Australia Bank	Sumitomo Mitsui (SMBC)
of China (ICBC)	National City	Sumitomo Trust
ING Bank / ING Group	Natixis	Svenska Handelsbanken
Interbanca	NBAD	Swedbank
Intesa Sanpaolo	Nedbank	Taishin Bank
Investec	NIB Capital / NIBC Bank	Toronto Dominion Bank
Investkredit	N.V.	UBI Banca
J.P. Morgan / J.P.	Nidwaldner Kantonabank	UBS
MorganChase / Chase	(NWKB)	Unicredit Banca d’Impresa
K&H Bank (K&H, part of the	Nomura	Unicredit Group SpA
KBC Group)	Nordea Bank	Unicredito Banca Mobiliare
KB	Nordic Investment Bank	Union Bank of India
KBC / KBC Group	NordLB	United Overseas Bank (UOB)
KFW	Norinchukin	Volksbank / Volksbanken
Kommunalkredit Austria	North Fork (Capital One)	Group
Koomin Bank	Nova Ljubljanska banka	Wachovia Bank
Kreditanstalt fuer	(NLB, affiliate of KBC)	Wells Fargo
Wiederaufbau (KfW)	NRW Bank	Wells Fargo Bank, National
La Banque Postale	Nykredit Realkredit	Association
La Caixa	Oberbank AG	Westfalen
Landesbank Berlin (LBB)	OCBC Bank	WestPac
Landesbank Hessen -	Oesterreichische Landesbank	Yuanta Bank
Thuringen (Helaba)	OEVAG (Oesterische	Woori Bank
Landesbank Rheinland-Pfalz	Volksbanken)
(LRP)	Portigon

PART 2

APPROVED LENDERS – FUNDS

3i / Investcorp (incl. Fraser	Beach Point Capital	CEB INTERNATIONAL
Sullivan) / Mizuho IM /	Beechbrook	CAPITAL
Harvest	Bentham Asset Management	CENTRAL ASSET INVSTS
Aberdeen AM	Berkley AM	AND MGMT
Accunia	BFAM	CFM LNDOSUEZ WEALTH
AIB CLO	Black Diamond (incl. GSC)	MANAGEMENT
Alberta Investment	BlackRock (incl. R3 Capital)	Challenger Life Company
Management Corporation	Blackstone / GSO (incl. AIB	Chenavari
Alcentra	CLO, Harbourmaster)	Cheyne
AllianceBernstein	Bluebay	CHINA ASSET MGMT
ALLIANZ GLOBAL	BlueMountain	HONGKONG LTD
INVESTORS	BNP CLO (incl. Calyon CLO,	CHINA EVERBRIGHT
Alpstar	RBS CLO, CIFC (incl.	ASSETS MGMT LTD
Amundi	Deerfield, Cypress Tree)	China Huarong Asset
Angelo Gordon (Par funds)	BNP Investment Manager	Management
APG	BNP PARIBAS WEALTH	CHINA HUARONG
Apollo (par funds)	MGMT	INTERNATIONAL
Arcano	BOCHK ASSET	CHINA INDUSTRIAL
Ares	MANAGEMENT LIMITED	SECURITIES
ARKKAN CAPITAL	BOCI Prudential Asset	China International Capital
Arkkan Opportunities Fund	Management HK Ltd	Corporation Hong Kong
Ltd	BOCI SECURITIES LTD	Securities Limited
Arrowgrass	BOCOM INTERNATIONAL	China Life
ARTESIAN CAPITAL	ASSET MGMT LTD	CHINA MERCHANTS
MGMT UK LLP	BOCOM INTERNATIONAL	SECURITIES HK CO
Ashmore Group	SECURITIES LTD	CHINA ORIENT INTER
ASPEN HILL PART HONG	BOCOM International	ASSET MGMT
KONG LTD	Holdings	CHINA SECURITIES
ATHOS CAPITAL LIMITED	BOSERA ASSET	INTERNATIONAL
ATRIUM INVESTIMENTOS	MANAGEMENT	CHINA SOUTHERN FUND
Australia Super Pty Ltd	Bosphorus	MGMT CO LTD
AVIC Capital	BRIGHTWAY ASSET	CICC HONG KONG
AXA	MANAGEMENT LIMIT	CIFC
Babson	CA INDOSUEZ WEALTH	Citadel
Bain Capital Credit, L.P.	EUROPE	CITHARA INVESTMENT
(Sankaty)	Cairn	INTERNATIONAL
BANK VONTOBEL AG	Camares	CM-CIC Private Debt
BANQUE DEGROOF	Candriam Investors (incl.	CM Securities Investment
PETERCAM LUXEMBOU	Dexia AM)	Limited
BANQUE INTERE A	Capital Four	CMB International
LUXEMBOURG SUISS	Capital Source	CNCBI Asset Management
BANQUE LOMBARD	Carlyle (Par funds incl.	Limited
ODIER & CIE SA	Alpinvest, Claren Road)	Cohen & Co
BANQUE PICTET & CIE SA	Carval	Colonial First State
Barings	Castle Hill	Commonwealth Super
Bass Capital	CDH INVESTMENTS	Corporation
BEA UNION INVESTMENT	MANAGEMENT HONG	CPP
MANAGEMENT	CDPQ	CPPIB

CQS	GLG (incl. Tisbury Capital)/	Invesco (incl. Morgan Stanley
Credit Frontier	Pemba	IM (MSIM), Van Kampen)
Crescent Capital / TCW	Global Credit Advisers	Internationale
CSAM	GoldenTree	Kapitalanlagegesellschaft
CSI CAPITAL	Goldman Sachs SSG	mbH for account of GOTH
MANAGEMENT	Great Wall AMC	LOANS
CSOP ASSET	GS PIA	INVESCO HONG KONG
MANAGEMENT	GSAM	LTD
CVC – Cordatus	Guggenheim	Investec
CVP	Gulf Central Agency	INVESTMENT PORTFOLIO
Cyrus	GUOTAI JUNAN	CONSULTAN
DAVIDSON KEMPNER	SECURITIES HONG KONG	IPC London
DE Shaw	HANA	JIH SUN SECURITIES
Delff	Halcyon	INVESTMENT TR
Deutsche AM / DWS	Harbourvest	JK Capital Management
Deutsche IM	HARMONY ADVISORS	Limited
Dignari	LTD	JP MORGAN SECURITIES
DONNER N REUSCHEL AG	Harvard	ASIA PRIVAT
DWS INVESTMENT GMBH	HARVEST GLOBAL	JPMORGAN ASSET
E FUND MGMT HONG	INVSTS LTD	MANAGEMENT UK L
KONG CO LTD	HAUCK N AUFHAEUSER	KGI ASIA LTD
Eaton Vance	PRIVATBANKIER	King Street (CLO)
ECM	Haymarket	KKR Credit (CLO)
ELO	FinancialHenderson (incl.	L R CAPITAL LIMITED
EQT Debt Fund	Gartmore)	LEGAL & GENERAL
ERSTESPARINVEST	Henderson	INVESTMENT
KAPITALANLAGE GE	HESTA	MANAGEMENT LTD
ESSENCE	HEUNGKONG SECURITIES	LEONTEQ SECURITIES AG
INTERNATIONAL	LIMITED	LEPI
SECURITIES	HIG Bayside	LFPI
Etera Mutual	Highbridge	LION GLOBAL INVESTORS
Euler Hermes	HIGHBRIDGE PRINCIPAL	LTD
European Capital	STRATEGIES	LONG CORRIDOR ASSET
EVLI FUND MGMT COMP	Highland	MANAGEMENT L
LTD	Hillhouse Capital	LOOMIS SAYLES N CO LP
Farakk	Management Ltd	Lyxor
Fidelity	HONG KONG ASSET	M&G Investments (Pru M&G)
FINTER BANK ZURICH AG	MANAGEMENT	Magnetar
FIRST SECURITIES HK	Huatai Financial Holdings	Marathon
LTD	HUATAI FINANCIAL	Masan Stevens
FIRST STATE INVSTS	HOLDINGS HONG	MAYBANK ASSET MGMT
HONG KONG LTD	Hume Partners	SINGAPORE PTE
First State Super	ICBC ASSET	MBK
FISCH ASSET MGMT AG	MANAGEMENT GLOBAL	Metrics Credit Partners
Founder AM	ICBC INTERNATIONAL	Metlife
Franklin	SECURITIES LTD	Millennium
Fullerton	ICG	Mirae AM
GAM INVESTMENT	Idinvest	Mirae Asset Daewoo
MANAGERS LIMITED	IFM	Moore
GAOTENG GLOBAL ASSET	Ifsat Financial (HK) Limited	MORGAN STANLEY INVST
MANAGEMENT	Ilmarinen Mutual	MGMT INC
GF ASSET MGMT HONG	INCOME PART ASSET	Muzinich
KONG LTD	MGMT HONG KONG	MV Credit
GIC	Insight Investments

MYRIAD OPPORTUNITIES	Post Advisory	Tahan
MASTER FUND	PRAMERICA FIXED	TAIKANG ASSET MGMT
Napier Park	INCOME ASIA LTD	HONG KONG COM
Natixis CLO	PRESIDENT SECURITIES	Threadneedle
Neuberger Berman	CORP	THREE STONES CAPITAL
New Amsterdam Capital	PRIMAS ASSET	LTD
NEW CHINA ASSET	MANAGEMENT LIMITED	Tikehau
MANAGEMENT HONG	PSAMPark SquarePartners	Tisbury
NEXUS INVST ADVISORS	Group	Tokyo Star Bank
LTD	Putnam	Tor Investment Management
NIB CLO	QIC	TPG Credit Management
NIBC CLO / North Westerly	R3 Capital	Trafalgar Asset Managers
Nikko Asset Management	REUSS PRIVATE AG	TRIADA CAPITAL
NINE MASTS CAPITAL	Robus Capital	LIMITED
LTD	RONGTONG GLOBAL	UBS O’Connor
NM Rothschild	INVESTMENT LIMIT	UNION BANCAIRE PRIVEE
NOMURA ASSET MGMT	Rothschild / Five Arrows	UBP SA
UK LTD	Managers	UNITED OVERSEAS BANK
NOMURA SINGAPORE	RV CAPITAL MANAG	LTD
LTD	PRIVATE LTD	UOB ASSET MGMT LTD
Northwestern Mutual	Sampo	VALCOURT SA
Novator	Sandell Asset Management	VALUE PART LTD
Oak Hill	SAS Trustee Corporation	Value Partners
Oaktree CLO	Seatown	Varde
OBSERVATORY CAPITAL	SENTOSA CAPITAL PTE	Varma Mutual Pension
MGMT LLP	LTD	Insurance Company
Och-Ziff	SHUAA CAPITAL	VENDOME ASSET
Octagon	SCOR SE	MANAGEMENT LIMITED
Onex	Siemens Bank GmbH	Ver Capital
OP Capital	Singapore Branch	VFMC
ORIENT ASSET	Siemens Financial Services	VOLKSBANK WIEN
MANAGEMENT HONK	Inc.	BADEN AG
KON	SINOPAC SECURITIES	Voya
PACIFIC ALLIANCE	CORP	VP BANK AG
GROUP ASSET MGM	Soros	Waddell & Reed
PACIFIC EAGLE ASSET	Soundpoint Capital	Wellington
MANAGEMENT L	SPDB International	Westbourne
Perpetual	Spire	Western Asset Management
PFA	SSG	Company (WAMCO)
PGIM (Pramerica)	State Street	YUANTA ASSET MGMT
PHARO MGMT LLC	STONE HARBOR	HK LTD
PICTET ASSET MGMT SA	INVESTMENT PARTNERS	ZHONGTAI
Pimco	LP	INTERNATIONAL
Pine River	SUVA	FINANCIAL
Pinebridge (incl. AIG)	SwanCap	Zurich
Pioneer	Swiss RET Rowe

SIGNATORIES

Borrower

WANDA SPORTS GROUP COMPANY LIMITED 萬達體育集團有限公司

By:
LIAO Honghui Director

Project Wonder IV – Signature Page to Facility Agreement

Target

WANDA SPORTS HOLDINGS (USA) INC.

By:
ZHANG Lin
Director

Project Wonder IV – Signature Page to Facility Agreement

Original Lender

CREDIT SUISSE AG, SINGAPORE BRANCH

By:
Salil Rajadhyaksha	Paul Scott
Vice President	Director
General Counsel Division

Project Wonder IV – Signature Page to Facility Agreement

Arranger

CREDIT SUISSE AG, SINGAPORE BRANCH

By:
Salil Rajadhyaksha	Paul Scott
Vice President	Director
General Counsel Division

Project Wonder IV – Signature Page to Facility Agreement

Facility Agent

CREDIT SUISSE AG, SINGAPORE BRANCH

By:
Liang Hanting	Paul Scott
Vice President	Director
General Counsel Division

Project Wonder IV – Signature Page to Facility Agreement

Security Agent

CREDIT SUISSE AG, SINGAPORE BRANCH

By:
Liang Hanting	Paul Scott
Vice President	Director
General Counsel Division

Project Wonder IV – Signature Page to Facility Agreement